SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, DC 20549

                              FORM S-1
                        Registration Statement
                    Under the Securities Act of 1933

                        IRON EAGLE GROUP, INC.
        (Exact Name of Registrant as Specified in its Charter)

      Delaware                        0-22965              27-1922514
(State or other jurisdiction     (Primary Standard      (I.R.S. Employer
   of incorporation or        Industrial Classification   Identification
     organization)                Code Number)                Number)

                                                  Jason Shapiro
61 West 62nd Street, Suite 23F            61 West 62nd Street, Suite 23F
      New York, NY 10023                     New York, NY 10023
         888-481-4445                           888-481-4445
 (Address, and telephone number      (Name, address and telephone number
 of principal executive offices)             of agent for service)

                           Copies to:
                      Ms. Jody Walker ESQ.
                     7841 South Garfield Way
                      Centennial, CO 80122
                 Phone 303-850-7637 Fax 303-482-2731

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (section 232.406 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes [ ] No [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [ ]    Accelerated filer         [ ]
Non-accelerated filer   [ ]    Smaller reporting company [x]

                       CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF   AMOUNT     PROPOSED     PROPOSED    AMOUNT OF
SECURITIES TO BE         BEING      MAXIMUM      MAXIMUM    REGISTRATION
REGISTERED             REGISTERED  OFFER PRICE  AGGREGATE        FEE(1)
                                    PER SHARE   OFFER PRICE

Common Stock         14,285,714     $1.05       $15,000,000    $1,741.50

 (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a), (c) and (g) under the Securities Act of 1933, as amended.

Iron Eagle amends this registration statement on such date or dates as may be necessary to delay its effective date until Iron Eagle shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PRELIMINARY PROSPECTUS                            SUBJECT TO COMPLETION

                           $15,000,000

                      Iron Eagle Group, Inc.

                          Common Stock

We are offering 14,285,714 shares of our common stock representing an aggregate offering price of $15,000,000. Our common stock is traded on the OTCQB under the symbol IEAG.OTCQB. On March 29, 2011, the last reported sale price of our common stock on the OTCQB was $1.05 per common share.

Consider carefully the risk factors beginning on page 6 in this prospectus.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                               Per share    Total
                                               ---------    -----
Price to public                                  $1.05       $1.05
Underwriting discount                            $           $
Proceeds, before expenses,
 to Iron Eagle                                   $           $

We have granted the underwriter warrants to purchase an aggregate number of common shares as would be equal to four percent of the total number of common shares sold pursuant to the public offering.

Neither the Securities and Exchange Commission nor any securities commission of any state or other jurisdiction has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the common stock to purchasers on or
about          , 2011, subject to customary closing conditions.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


         The date of this prospectus is April 25, 2011

                          TABLE OF CONTENTS

Prospectus Summary                                                5
Risk Factors                                                      6
Forward Looking Statements                                       12
Use of Proceeds                                                  13
Dilution                                                         14
Business Operations                                              15
Underwriting                                                     24
Dividend Policy                                                  28
Management's Discussion and Analysis of Financial
  Condition and Results of Operations                            28
Directors, Executive Officers Control Persons                    32
Security Ownership of Certain Beneficial Owners
  and Management                                                 38
Certain Relationships and Related Transactions                   40
Description of Capital Stock                                     41
Shares Eligible for Future Sale                                  42
Disclosure of Commission Position on Indemnification
  for Securities Act liabilities                                 43
Market for Common Stock and Related Stockholder Matters          43
Experts                                                          45
Legal Proceedings                                                45
Legal Matters                                                    46
Where You Can Find More Information                              46
Financial Statements                                             46

                        PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 6 and the financial statements.

General                          Iron Eagle Group, Inc., formerly
Pinnacle Resources, Inc. was
incorporated under the laws of Wyoming
in January 1995.  In March 2010, the
registrant re-domiciled in Delaware and
changed its name to Iron Eagle Group,
Inc.  The registrant has discontinued
all domestic mining and exploration
activities.  All foreign mining and
exploration activities were
discontinued as of April 2009.


Operations                       Through Delta Mechanical Contractors,
LLC, our wholly owned subsidiary, we
provide construction and contracting
services in both the infrastructure and
government markets.

Delta Mechanical is a regional
subcontractor providing commercial and
industrial installation of plumbing,
heating, ventilation and air
conditioning and fire protection
services in the regions of Rhode
Island, Southeastern Massachusetts and
Eastern Connecticut

Common Shares Outstanding        11,750,485

Common Shares being sold in
 this offering                   14,285,714

Termination of the Offering      The offering will commence on the
effective date of this prospectus and
will terminate on or before December
31, 2012.

Market for our common stock      Our common stock is quoted on the
OTCQB.  However, our common stock has
limited trading of approximately 2,000
common shares per day average.

                        RISK FACTORS

Our business is subject to numerous risk factors, including the following.

1. We cannot offer any assurance as to our future financial results. You may lose your entire investment.

As of April 1, 2010, we are considered a development stage entity seeking to commence principal operations. We cannot assure you that we can operate in a profitable manner. Iron Eagle had an accumulated deficit of $(1,216,092) as of December 31, 2010.

2.  We have never paid dividends and have no plans to in the future.

Holders of shares of our common stock are entitled to receive dividends as declared by our Board of Directors. To date, we have not paid cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our common stock may have will be in the form of appreciation, if any, in the market value of their shares of common stock.

3. Our auditors have expressed a going concern issue that notes our need for capital and/or revenues to survive as a business. You may lose your entire investment.

The ability of Iron Eagle to continue as a going concern is dependent on our ability to further implement our business plan and raise capital.

Iron Eagle has incurred a net loss for the year ended December 31, 2010 of $(945,120) and has an accumulated deficit of (1,216,092) at December 31, 2010. We have no cash available and operating expenses are being funded by Jason Shapiro, an officer and director who is also a significant shareholder. These factors raise substantial doubt about the entity's ability to continue as a going concern.

4. If key personnel leave unexpectedly and are not replaced, we may not be able to execute our business plan.

We are substantially dependent on the continued services of our key personnel. These individuals have acquired specialized knowledge and skills with respect to our operations. If any of these individuals were to leave unexpectedly, we could face substantial difficulty in hiring qualified successors and could experience a loss in productivity while any such successor obtains the necessary training and experience.

5. Future sales by our stockholders could cause the stock price to decline and may affect your ability to liquidate your investment.

In the future, Iron Eagle may issue equity and debt securities. Any sales of additional common shares may have a depressive effect upon the market price of Iron Eagle' common stock causing the stock price to decline.

6. Our stock is quoted on the OTCQB and is limited under the penny stock regulation.

The liquidity of Iron Eagle' common stock is restricted due to the fact that our common stock falls within the definition of a penny stock.

Under the rules of the Securities and Exchange Commission, if the price of our common stock on the OTCQB is below $5.00 per share, our common stock comes within the definition of a "penny stock." As a result, Iron Eagle common stock is subject `to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

   - Make a suitability determination prior to selling penny stock to the purchaser;
   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

7. Iron Eagle' cash balances in banks and brokerage firms may exceed the insurance limits. Our liquidity may be negatively affected if these institutions should fail.

Iron Eagle will maintain cash balances in banks and brokerage firms. Balances are insured up to $250,000 by the Federal Deposit Insurance Corporation. At times, balances may exceed such insurance limits. Our liquidity may be negatively affected if these institutions should fail.

Risks associated with activities of Delta Mechanical and other proposed acquisitions in the construction services industry. The terms "we", "our", etc. include the operations of the acquisition targets.

1. We will work in a highly competitive marketplace which may negatively affect our profitability.

We will have multiple competitors in all of the areas in which we intend to work. During economic down cycles or times of lower government funding for public works projects, competition for the fewer available public projects intensifies and this increased competition may result in a decrease in new awards at acceptable profit margins. In addition, downturns in residential and commercial construction activity increases the competition for available public sector work, further impacting our revenue, contract backlog and profit margins.

2. Our success depends on attracting and retaining qualified personnel in a competitive environment.

The single largest factor affecting our ability to profitably execute our work will be our ability to attract, develop and retain qualified personnel. Our success in attracting qualified people will be dependent on the resources available in individual geographic areas and changes in the labor supply as a result of general economic conditions, as well as our ability to provide compensation packages and a work environment that are competitive

3. Fixed price contracts subject us to the risk of increased project cost. Our profitability may be adversely affected.

We will enter into fixed price contracts. The profitability of our fixed price contracts will be adversely affected by a number of factors that can cause our actual costs to materially exceed the costs estimated at the time of our original bid.

4. Many of our contracts will have penalties for late completion which could reduce our profits, if any.

In some instances, including many of our fixed price contracts, we will guarantee that we will complete a project by a certain date. If we subsequently fail to complete the project as scheduled we may be held responsible for costs resulting from the delay, generally in the form of contractually agreed-upon liquidated damages. To the extent these events occur, the total cost of the project could exceed our original estimate and we could experience reduced profits or, in some cases, a loss on that project.

5. Weather can significantly affect our ability to perform work and could have a negative effect on our quarterly revenues and profitability.

Our ability to perform work will be significantly affected by weather conditions such as precipitation and temperature. Changes in weather conditions can cause delays and otherwise significantly affect our project costs. The impact of weather conditions can result in variability in our quarterly revenues and profitability, particularly in the first and fourth quarters of the year.

6. Design/build contracts subject us to the risk of design errors and omissions. We may liable for amounts not covered by subcontractor or their errors and omissions insurance.

Design/build is increasingly being used as a method of project delivery as it provides the owner with a single point of responsibility for both design and construction. We will generally subcontract design
responsibility to architectural and engineering firms.   However, in the
event of a design error or omission causing damages, there is risk that the subcontractor or their errors and omissions insurance would not be able to absorb the liability. In this case we may be responsible, resulting in a potentially material adverse effect on our financial position, results of operations and cash flows.

7. Failure of our subcontractors to perform as anticipated could have a negative effect on our results.

We will subcontract portions of many of our contracts to specialty subcontractors, but we are ultimately responsible for the successful completion of their work. Although we will seek to require bonding or other forms of guarantees, we may not always be successful in obtaining those bonds or guarantees from our higher risk subcontractors. In this case, we may be responsible, resulting in a potentially adverse effect on our financial position, results of operations and cash flows.

8. Timing of the award and performance of new contracts could have an adverse effect on our operating results and cash flow.

It is generally very difficult to predict whether and when new contracts will be offered for tender, as these contracts frequently involve a lengthy and complex design and bidding process, which is affected by a number of factors, such as market conditions, funding arrangements and governmental approvals. Because of these factors, our results of operations and cash flows may fluctuate from quarter to quarter and year to year, and the fluctuation may be substantial.

The uncertainty of the timing of contract awards may also present difficulties in matching the size of our equipment fleet and work crews with contract needs. In some cases, we may maintain and bear the cost of more equipment and ready work crews than are currently required, in anticipation of future needs for existing contracts or expected future contracts. If a contract is delayed or an expected contract award is not received, we would incur costs that could have a material adverse effect on our anticipated profit.

In addition, the timing of the revenues, earnings and cash flows from our contracts can be delayed by a number of factors, including adverse weather conditions, such as prolonged or intense periods of rain, snow, storms or flooding; delays in receiving material and equipment from suppliers and services from subcontractors; and changes for current and future periods until the affected contracts are completed.

9. If our estimated backlog is significantly inaccurate or does not result in future profits, this could adversely affect our future growth.

Our backlog consists of the uncompleted portion of services to be performed under job-specific contracts and the estimated value of future services that we expect to provide under master service agreements and other long-term requirements contracts. Many of our contracts are multi-year agreements, and we include in our backlog the amount of services projected to be performed over the terms of the contracts based on our historical experience with customers and, more generally our experience in procurements of this type. In many instances, our customers are not contractually committed to procure specific volumes of services under a contract. Our estimates of a customer's requirements during a particular future period may not prove to be accurate, particularly in light of the current economic conditions and the uncertainty that imposes on changes in our customer's requirements for our services. If our estimated backlog is significantly inaccurate or does not result in future profits, this could adversely affect our future growth.

10. Our contracts may require us to perform extra or change order work, which can result in disputes and adversely affect our working capital, profits, and cash flows.

Our contracts generally require us to perform extra work or change order work as directed by the customer even if the customer has not agreed in advance on the scope or price of the extra work to be performed. This process may result in disputes over whether the work performed is beyond the scope of the work included in the original project plans and specifications or, if the customer agrees that the work performed qualifies as extra work, the price that the customer is willing to pay for the extra work. These disputes may not be settled to our satisfaction. Even when the customer agrees to pay for the extra work, we may be required to fund the cost of that work for a lengthy period of time until the change order is approved by the customer and we are paid by the customer.

To the extent that actual recoveries with respect to change orders or amounts subject to contract disputes or claims are less than the estimates used in our financial statements, the amount of any shortfall will reduce our future revenues and profits, and this could have a materially adverse effect on our reported working capital and results of operations. In addition, any delay caused by the extra work may adversely impact the timely scheduling of other project work and our ability to meet specified contract milestones.

11. If we experience delays and/or defaults in customer payments, we could be unable to recover all expenditures.

Because of the nature of our contracts, at times we commit resources to projects prior to receiving payments from the customer in amounts sufficient to cover expenditures on projects as they are incurred. Delays in customer payments may require us to make a working capital investment. If a customer defaults in making their payments on a project in which we have devoted resources, it could have a material negative effect on our results of operations.

12. Government contracts generally have strict regulatory requirements. The cost of compliance may have an adverse effect on our profitability.

A portion of our income may be derived from contracts funded by federal, state and local government agencies and authorities. Government contracts are subject to specific procurement regulations, contract provisions and a variety of socioeconomic requirements relating to their formation, administration, performance and accounting and often include express or implied certifications of compliance. Claims for civil or criminal fraud may be brought for violations of regulations, requirements or statutes. We may also be subject to qui tam, i.e., Whistle Blower, litigation brought by private individuals on behalf of the government under the Federal Civil False Claims Act, which could include claims for up to treble damages. Further, if we fail to comply with any of the regulations, requirements or statutes, our existing government contracts could be terminated and we could be suspended from government contracting or subcontracting, including federally funded projects at the state level. Should one of these events occur, it could have a material adverse effect on our financial position, results of operations, and cash flows.

13. We will be subject to environmental and other regulation. The cost of compliance may adversely affect our operations.

We will be subject to a number of federal, state and local laws and regulations relating to the environment, workplace safety and a variety of socioeconomic requirements, the noncompliance with which can result in substantial penalties, termination or suspension of government contracts as well as civil and criminal liability. There can be no assurance that these requirements will not change and that the cost of compliance will not adversely affect our operations.

14. Strikes or work stoppages could have a negative effect on our operations and results.

We will be party to collective bargaining agreements covering a portion of our craft workforce. Such labor actions could have a significant effect on our operations if they occur in the future.

15. Unavailability of insurance coverage could have a negative effect on our operations and results.

We will maintain insurance coverage as part of our overall risk management strategy and pursuant to requirements to maintain specific coverage that are contained in our financing agreements and in most of our construction contracts. Although we have been able to obtain reasonably priced insurance coverage to meet our requirements in the past, there is no assurance that we will be able to obtain reasonably priced insurance coverage to meet our requirement, and our inability to obtain such coverage could materially affect our financial position, results of operations and cash flows.

16. An inability to obtain bonding would have a negative effect on our operations and results.

We will generally be required to provide surety bonds securing our performance under the majority of our public and private sector contracts. Our inability to obtain reasonably priced surety bonds in the future could significantly affect our ability to be awarded new contracts, which would have a material adverse effect on our financial position, results of operations and cash flows.

17. Our joint venture contracts with project owners subject us to joint and several liability.

We may enter into joint venture contracts with project owners. If a joint venture partner fails to perform we could be liable for completion of the entire contract, we may be subject to joint and several liability. If the contract were unprofitable, this could result in a material adverse effect on our financial position, results of operations and cash flows.

18. We will use certain commodity products. Price fluctuations may adversely affect our operations.

Diesel fuel and other petroleum-based products are used to fuel and lubricate our equipment. We will also use steel and other commodities in our construction projects that can be subject to significant price fluctuations. There is no guarantee that we will not be adversely affected by price fluctuations in the future.

19. Private sector work can be affected by economic downturns which may limit our profitability.

The availability of private sector work can be adversely affected by economic downturns in the residential housing market, demand for commercial property or the availability of credit. To the extent these events occur, our operating results will be adversely affected.

20. The funding source of a project may encounter financial difficulty therefore be unable to advance funds to the owner and prime contractor.

In most of our general contractors agreements, there are or will pay when paid clauses. By contract definition, the general contractor is not required nor is he obligated to pay the subcontractors until he receives funding. Our potential recourse in these situations is to file mechanics liens against the property. Delays in payment may adversely affect our ability to obtain profitability.

21. We may incur expenses related to engineering and/ or product deficiencies from third parties.

Defective equipment and/ or equipment from third parties may not perform up to expectations. Many times we incur costs due to these engineering and/ or product deficiencies. While we have insurance, until these situations are remedied, this can cost us significant dollars to prove we are not at fault or collect insurance. In addition, this may cause delays in our projects causing increased expenses than estimated.


                       FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We have made the forward-looking statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of the registrant, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by the registrant, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.


                          USE OF PROCEEDS

Any proceeds received from the sale of our common shares will be deposited directly into our operating account to fund our operations. We will be attempting to raise up to $15,000,000 from the sale of our common shares. These proceeds will be used as follows:

                                                             Offering Amount
                                                             ---------------
Total Proceeds                   $15,000,000      $7,500,000       $3,750,000      $1,500,000
Offering Expenses                     53,242          53,242           53,242          53,242
Commissions(1)                     1,500,000         750,000          375,000         150,000
                                 -----------      ----------       ----------      ----------
Net Proceeds                      13,446,758       6,696,758        3,321,758       1,296,758

Repay Outstanding Notes and
 Lines of Credit(2)                9,545,000       6,500,000        3,000,000       1,100,000
Acquisition related expenses(3)      100,000          25,000           10,000          10,000
Repay Accrued Salaries and
 Accounts Payable                  2,000,000               -                -               -
Net Working Capital(4)             1,601,758         121,758          261,758         136,758
Contingencies                        200,000          50,000           50,000          50,000
                                 -----------      ----------       ----------      ----------
Net Proceeds Expended            $13,446,758      $6,696,758       $3,321,758      $1,296,758
                                 ===========      ==========       ==========      ==========

(1) Assumes 10% of the gross proceeds
(2) This consists of a
   (i) $9.0 million Seller's Note and $170,000 interest related to the acquisition of Delta Mechanical by registrant payable to Bruce A.
Bookbinder, President of Delta Mechanical who was the sole 100% owner of Delta Mechanical prior to the acquisition;

   (ii) $325,000 of notes due to Joseph LoCurto, Jed Sabio, and Jason Shapiro, the registrant's officers, for out-of-pocket expenses paid to the registrant , and
   (iii) $50,000 to repay the line of credit with Key Bank.
If the registrant raises less than $10,000,000, then the registrant will negotiate with Mr. Bookbinder to attempt to restructure the Seller's Note and pay him a portion of the note with the proceeds of this offering and the rest due at a later set date. If the registrant is unable to reach an agreement with Mr. Bookbinder, then the Seller's Note will be in default, thus allowing him to exercise his option to retake title of Sycamore Enterprises and Delta Mechanical Contractors.
(3) The registrant is currently in acquisition negotiations with several infrastructure construction companies. The registrant is still in early stages with these companies, but plans to enter into definitive agreements when and if the registrant and these target companies reach an agreement on purchase price and structure.
 (4) Net working capital includes uses for general corporate purposes as well as to increase the surety bonding capacity of the registrant.

We estimate at least $500,000 will be required to maintain minimal operations for the next twelve months, to be used as follows:

Accounting                 $100,000
Legal                        75,000
Rent and related             72,000
Insurance                    60,000
NASDAQ / AMEX Listing        50,000
Travel                       50,000
Corporate expenses           25,000
Investor Relations           25,000
IT and website maintenance   10,000
Interest Expense              5,000
Contingencies                28,000
                           --------
Total                      $500,000

                          DILUTION

Assuming completion of the offering, there will be up to 26,036,199 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level                 $15,000,000     $7,500,000    $3,750,000    $1,500,000
                        ---------    --------   --------   --------
Offering price                     $1.05          $1.05          $1.05          $1.05
Net tangible book
  value per common
  share before offering       (.10)          (.10)          (.10)          (.10)
Increase per common
  share attributable to
  investors                    .57            .39            .24            .11
                              ----           ----           ----           ----




Pro forma net tangible
  book value per
  common share after
  offering                           .47             .29             .14           .01
                                    ----            ----            ----          ----
Dilution to investors                .58             .76             .91          1.04
Dilution as a
  percentage of
  offering price                      55%            72%              86%          99%

Based on 11,750,485 common shares outstanding as of April 25, 2011 and total stockholder's equity of ($1,136,125) utilizing audited December 31, 2010 financial statements.

Since inception, the officers, directors and affiliated persons have paid an aggregate average price of $.02 per common share in comparison to the offering price of $1.05 per common share.

Further Dilution
----------------
The registrant may issue equity and debt securities in the future. These issuances and any sales of additional common shares may have a depressive effect upon the market price of the registrant's common shares and investors in this offering.


                       BUSINESS OPERATIONS

General
-------
The registrant was incorporated pursuant the laws of Wyoming in January 1995 under the name of Pinnacle Resources, Inc. In March 2010, we re-domiciled in Delaware and changed our name to Iron Eagle Group, Inc. The registrant has discontinued all domestic mining and exploration activities. All foreign mining and exploration activities were discontinued as of April 2009.

The registrant entered into a share exchange agreement to acquire 100% of the outstanding common stock of Iron Eagle Group, a Nevada corporation. On August 18, 2010, the registrant issued 9,337,296 shares of common stock in exchange for a 100% equity interest in Iron Eagle Nevada. As a result of the share exchange, Iron Eagle Nevada became the wholly owned subsidiary of the registrant. The shareholders of Iron Eagle Nevada owned a majority of the voting stock of the registrant. Therefore, the transaction was regarded as a reverse merger whereby Iron Eagle Nevada was considered to be the accounting acquirer as its shareholders retained control of the registrant after the exchange, although the registrant is the legal parent company. The share exchange was treated as a recapitalization of the registrant. As such, Iron Eagle Nevada and its historical financial statements is the continuing entity for financial reporting purposes. The financial statements have been prepared as if the registrant had always been the reporting company and then on the share exchange date, reorganized its capital stock. At the time of the exchange transaction, the registrant had assets of approximately $830,065 and equity of approximately $49,967 and Iron Eagle Nevada had assets of approximately $10,000 with a deficit of approximately $382,707.

Operations
----------
The registrant provides construction and contracting services in both the infrastructure and government markets. The registrant's management consists of business leaders in construction, government contracting, defense, finance, operations, and business development.

The registrant intends to benefit from the $100+ billion in annual government infrastructure spending to rebuild the nation's schools, roads, bridges, airports, highways, power plants, military bases, dormitories, public transit, etc. Source: "Construction Outlook 2011" report McGraw-Hill Construction. In addition, according to www.recovery.org, the purpose of the $787 billion federal recovery package is to jump-start the economy to create and save jobs and over $100 billion has been allocated to improve the nation's infrastructure. Management has a strategic plan to capitalize on the $100 billion market opportunity in infrastructure construction created by the Federal government's stimulus package in addition to the billions of federal funds that have been approved to be spent at the state level for projects throughout the United States.

The registrant develops a comprehensive project budget using what it believes is a proven cost estimating system. Projects are divided into phases and line items indicating separate labor, equipment, material, subcontractor and overhead cost estimates. As a project progresses, the registrant's project managers are responsible for planning, scheduling and overseeing operations and reviewing project costs compared to the
estimates. These costs are tracked on a monthly basis.   The
registrant's costs have been and may in the future be impacted by lower than expected labor productivity and higher than expected material costs.

Since January 2010, the registrant has targeted construction companies that have track records of positive earnings and cash flow for acquisition and possible joint ventures. The registrant has analyzed over 500 construction companies, held discussions with hundreds of them to find the right acquisition target or joint venture partner. As discussed below, the registrant's first construction acquisition occurred in January 2011. The registrant is currently in preliminary acquisition discussions with several construction companies.

The current economy has severely hampered our ability to obtain funds to close on identified acquisitions. The construction market continues to remain weak. We are uncertain what potential acquisitions will be available to us in the near future, or whether, if they are available, we will be able to obtain debt or equity financing necessary to take advantage of these opportunities.

Aegis Capital Investment Banking Agreement
------------------------------------------
The registrant has retained Aegis Capital Corp., a middle market investment bank, to raise $25 million for acquisitions and working capital. The actual size of the common equity offering will depend on the needs of the registrant and economic and market conditions. There are many risks with the proposed offering and there is no guarantee to the timing or that it will be successful. The term of the engagement is one year starting on August 31, 2010. Aegis shall be compensated as follows:
   i) an underwriting discount of seven percent (7%) of the amount raised in the public offering and
   ii) warrants to purchase that aggregate number of shares as would be equal to four percent (4%) of the total number of shares sold pursuant to the public offering.

The registrant shall make best efforts to have the common shares approved for quotation on the AMEX or NASDAQ exchange by the closing of equity raise. Post-offering, the registrant shall maintain an active investor relations program and use a transfer agent that is mutually agreeable to Aegis and the registrant. A non-refundable engagement fee in the amount of sixty thousand dollars ($60,000) was paid at the signing of the agreement comprising of $30,000 in cash and $30,000 in public restricted equity of the registrant.

Delta Mechanical Contractors, LLC
---------------------------------
Subsequent to the registrant's December year end, on January 21, 2011, the registrant acquired all of the member interests in Sycamore Enterprises, LLC from the sole member, Bruce A. Bookbinder. Sycamore Enterprises, LLC, a Rhode Island limited liability company formed in 2004, is 100% holder of all of the membership interests of Delta Mechanical Contractors, LLC, a mechanical contractor that is a Delaware limited liability company formed in 2001.

Delta Mechanical is a regional subcontractor providing commercial and industrial installations of plumbing, heating, ventilation, air conditioning and fire protection systems in the regions of Rhode Island, Southeastern Massachusetts and Eastern Connecticut.

The aggregate purchase price to be paid by the registrant for the purchased membership interests consists of

   (i) a $9,000,000 buyer note (secured by Delta Mechanical)

   (ii) future contingency payment(s), based on the registrant's results for the years ended December 31, 2011, 2012, 2013 and 2014, not to exceed $250,000 per year or $1,000,000 in aggregate, and

   (iii) a four year employment contract with the president and chief financial officer of Delta Mechanical.

The registrant secured its obligations to Mr. Bookbinder by pledging to Mr. Bookbinder and granting to Mr. Bookbinder a 100% security interest in the membership interest in Sycamore Enterprises LLC together with the other collateral until the buyer note is repaid.

     Market
Delta Mechanical competes for business primarily in the regions of Rhode Island, Southeastern Massachusetts and Eastern Connecticut. However, Delta Mechanical has performed work outside of that area in the past.

     Services
Delta Mechanical typically procures and installs equipment to its customers design specifications. Virtually all of Delta Mechanical's revenues are generated by work performed on construction projects as Delta Mechanical does not engage in facilities management and therefore does not generate any significant service-related revenues.

Delta Mechanical provides contracting services for both new construction projects and rehabilitation of existing infrastructure, commercial, and industrial facilities. Delta Mechanical offers the following services:
*	Plumbing and piping systems
*	Specialty, process piping & equipment
*	Heating Ventilation and Air Conditioning
*	Upgrades and repairs of HVAC equipment
*	Medical gas piping (e.g. Hospitals)
*	Laboratory service piping
*	Fire protection services
*	Specialty pump installation

Delta Mechanical services the following core commercial and industrial construction markets:
*	Military
*	Federal, State and Local Public Works
*	University/College
*	Pharmaceutical Facility
*	Manufacturing Facility
*	Medical
*	Office Building and Towers
*	Specialty Plants and Mills
*	Hotel/Motel
*	Distribution/Warehouse
*	Assisted Living
*	R&D and Laboratory
*	Retail/Entertainment/Recreational
*	Institutional

Approximately 90% of Delta Mechanical's projects are acquired on an open bid, plan and spec basis, whereby they will bid the work based on the designs provided by the customer. Delta Mechanical does not currently have the in-house capabilities to assist in the design and engineering of plumbing, HVAC and fire protection systems. From time to time, Delta

Mechanical will sub-contract the engineering work used in the design phase. Since Delta Mechanical does not self perform design work, Delta Mechanical does not carry professional liability insurance. The primary focus of Delta Mechanical's business is on material and equipment procurement and installation to the specifications provided by the customer. Most of Delta Mechanical's work is provided on a fixed-price basis. While project cost overrun risk is generally borne by Delta Mechanical, they do have the ability to seek to recover additional costs through project change orders and/or claims.

As Delta Mechanical's business is project-based, their customers are usually general contractors. On occasion, they will bid a job direct with the end user, such as a college or university. There is usually a general contractor that is acting in the capacity of construction manager.

Over the years, Delta Mechanical has performed numerous projects at the various campuses of the University of Rhode Island. Work has included dormitories, dining halls, classrooms, laboratories, etc.

     Example of Recently Completed Project
University of Rhode Island - Bio Tech and Life Science Center located in Kingston, Rhode Island. Delta Mechanical completed over $8,500,000 of work at this facility in the spring of 2010. Delta Mechanical was hired by Gilbane Building Company, a nationally recognized, Providence RI based, general contractor to install the plumbing and HVAC systems in this LEED Silver certified project. Work included the installation of piping to connect the steam lines from an existing plant to heat exchangers that provided hot water, both potable and non-potable, to the building. In addition, Delta Mechanical installed four penthouse air handling units to provide the required air flow and ventilation. Energy recovery units were utilized to reclaim heat from the exhaust system and mix with the outside air. Waterless urinals are used in the plumbing systems. Gilbane Building Company is top customer of Delta Mechanical in terms of revenue each year.

     Example of Project Under Construction
University of Rhode Island - College of Pharmacy located in Kingston Rhode, Island. Delta Mechanical is approximately 35% complete with work on this $10,800,000 project for Suffolk Construction Company, a general contractor headquartered in Boston, Massachusetts. Work includes the plumbing and HVAC for this newly constructed, 5 story, 140,000 square foot facility. The building will include state of the art teaching laboratories, research laboratories, laboratory support, and office spaces. The construction is occurring on an active campus and includes connections to two existing buildings. This project is also designed to be certified as LEED Silver. Suffolk Construction is a repeat client of Delta Mechanical.

     Example of New Project
P451 Officer Training Command Quarters Naval Station located in Newport, Rhode Island. Delta Mechanical has been hired as a design/build contractor by Absher Construction Company, a Seattle Washington based contractor. This is Delta Mechanical's first project for Absher, who is also a contractor that performs work on government property. They currently have projects as far away as Hawaii and Rhode Island. On this Newport RI project, Delta Mechanical is performing the plumbing, HVAC and fire protection work for $5,900,000. This project is a multi story, LEED Silver certified, modified modules with double loaded corridors that has training, support and administrative spaces. At completion, this facility is expected to house and support 464 students. Work is expected commence in the summer of 2011 and is expected to be complete during the summer of 2012.

     Cyclical Nature of Business Activities
Delta Mechanical's business is vulnerable to the cyclical nature of the markets in which our customers operate and is dependent upon the timing and funding of new contracts. Delta Mechanical's services are performed primarily under lump sum contracts. The duration of each project varies, however, completion typically occurs within one year.

     Employees
As of April 1, 2011, Delta Mechanical had approximately 128 employees, consisting of approximately 28 full-time office and project support employees and approximately 100 field employees. The field employees are union workers who are primarily represented by the Plumbers and Pipe Fitters Local 51 and the Sprinkler Fitters and Apprentices of Local 676. The number of field union workers employed varies at any given time, depending on the number and types of ongoing projects and the scope of projects under contract. Delta Mechanical hires union labor for specific work assignments and can reduce the number of union workers hired at will with no penalty. The unions were organized in 2001 and Delta Mechanical has a positive relationship with the workers and the unions.

Delta Mechanical pays benefits to union employees through payments to trust funds established by the unions. Delta Mechanical's obligation is to pay a percentage of the wages of union workers to these trust funds. Delta Mechanical is not liable for under funding of these union plans unless it chooses to resign from the union and perform work on an open-shop basis. Delta Mechanical provides its full-time office employees, not subject to collective bargaining agreements, with medical, life, and disability insurance benefits and a discretionary matching 401(k) plan.

     Dependence Upon Customers
At any given time, a material portion of Delta Mechanical's contract revenue may be generated from a single customer through one large contract or various contracts. The registrant's customer base will vary each year based on the nature and scope of the projects undertaken in that year.

For the year ended December 31, 2010, the top five customers with Delta Mechanical were Gilbane Building Company, Dimeo Construction Company, HV Collins Company, Bacon Construction Company, and AF Lusi Construction Co.

     Competition
We believe that the northeast, as well as the United States' construction market is highly fragmented. We believe that companies tend to be successful due to their knowledge of the local environment, industry expertise, and specialized nature of their operations. Many of our competitors may have greater financial and personnel resources.

On public works projects, Delta Mechanical competes by submitting a sealed bid to the public entity or their designee. The project is typically awarded to the lowest responsible bidder. On private projects, Delta Mechanical and its competitors negotiate with the developer, or its construction manager, on the costs of the work required.

The mechanical contracting market is highly competitive. There are many larger regional and national companies with resources greater than those of the registrant. However, some of these large competitors are unfamiliar with the states in which the registrant operates. On private and institutional projects, Delta Mechanical believes it competes favorably with such companies because of the reputation of Delta Mechanical and the registrant's management team, and their knowledge of the local labor force and its ability to value engineer projects. There are also many smaller contractors and subcontractors who may also compete for work. Management is of the opinion that there are barriers to entry for smaller competitors, including bonding requirements, and relationships with general contractors, subcontractors, suppliers and unions. Some of Delta Mechanical's competitors include Arden Engineers and Constructors, Aero Mechanical, and NB Kenney and Company.

     Management Information System
Delta Mechanical's management information systems primarily consists of off-the-shelf software packages such as AutoCAD, Quickpen, Microsoft Office Applications, Oracles's Contract Manager (project management software) and Sage's Timberline's Office Software for general accounting and project information. Delta manages all accounting and financial reporting functions internally.

     Principal suppliers
Raw materials such as copper pipe and PVC are generally purchased from one of three local vendors. They are Seekonk Supply Co., Independent Pipe Co., and the FW Webb Company, all of which we have been doing business for many years. Pipe valves and fittings are purchased on a job specific basis and therefore we do not carry inventory. Fixtures and large equipment purchases are sometimes acquired from the local offices or distributors of nationally recognized manufacturers including Carrier, Aaon, Trane, York, and Kohler.

     Backlog
Delta Mechanical had a backlog of anticipated revenue from the uncompleted portions of awarded contracts totaling approximately $39,500,000 as of December 31, 2010, compared to approximately $42,400,000 as of December 31, 2009. The backlog as of March 31, 2011 was $31,013,000. Subsequent to March 31, 2011, Delta Mechanical has received letters of intent for an additional $7,300,000 of work. This includes the recently awarded VA Hospital Bldg #3 and some dormitory work at the University of Rhode Island.

A portion of anticipated revenue in any year is not reflected in its backlog at the start of the year because some projects are awarded and performed in the same year. Delta Mechanical believes that approximately $4,700,000 of the existing backlog at December 31, 2010, is not reasonably expected to be completed during the 2011 fiscal year. The schedule for each project is different and subject to change due to circumstances outside the control of Delta Mechanical. Accordingly, it is not reasonable to assume that the performance of backlog will be evenly distributed throughout a year. Delta Mechanical believes that its backlog is firm, notwithstanding provisions contained in the contracts which allow customers to modify or cancel the contracts at any time, subject to certain conditions, including reimbursement of costs incurred in connection with the contracts and the possible payment of
cancellation fees.   Delta Mechanical is actively seeking new contracts
to add to its backlog.

     Surety Bonds
Delta Mechanical's ability to obtain bonding, and the amount of bonding required, is solely at the discretion of the surety and is primarily based upon net worth, working capital, the number and size of projects under construction and the surety's relationship with management. The larger the project and/or the number of projects under contract, the greater the requirements are for net worth and working capital. Delta Mechanical is generally reimbursed from the general contractors for the fee required to be paid to the bonding company. The fees are calculated on a sliding scale and they approximate one percent of the amount of the contract to be performed.

Since inception, Delta Mechanical has neither been denied any request for payment or performance bonds, nor has a bonding company been required to make a payment on any bonds issued for the registrant.

Federal, State, and Local Regulations
-------------------------------------
The construction industry is subject to various governmental regulations from local, state and federal authorities, such as the Occupational
Safety and Health Administration and environmental agencies.    The
registrant and its subsidiary must also comply with regulations as to the use and disposal of solvents and hazardous wastes which compliance is a normal part of its operations.

Environmental Laws
------------------
We need to comply with all the requirements of the federal, state and local governments with respect to environmental issues. All proper permits are secured including those for fuels and hazardous wastes. All of our job sites contain files and product information data for all of the materials consumed or utilized in our construction process.

Other Matters
-------------
The registrant does not own any patents or patent rights. The registrant's business is not subject to large seasonal variations. The registrant did not expend funds for research and development during 2010 and 2009 and anticipates no research and development expenses in 2011.

Properties
----------
Our operations are conducted in leased properties. The following table lists the facilities:

                                Approximate   Monthly     Expiration
      Location                  Square Feet     Rent         Date
 -----------------              -----------   --------  --------------
Corporate Headquarters                  800     $2,100  Month-to-month
  61 West 62nd Street
  Suite 23F
  New York, NY  10023

Delta Headquarters
  44 Wilclar Street
  Warwick, Rhode Island 02888         9,000     $15,750  December 2014

Additional Facilities:
  9600 E. Arapahoe Road               5,000     $3,000  December 2011
  Suite 260
  Englewood, CO  80112

  8 Webb Street Cranston
  Warwick, Rhode Island 02888         4,000     $2,000  August 2011

  10 Dawn Lane
  Warwick, Rhode Island 02888         2,000     $950    month-to-month

Our corporate headquarters are located inside a facility leased by Belle Haven Capital, LLC, which is owned by Jason Shapiro, who is an officer, director, and significant shareholder of the registrant. The leases for Delta's headquarters is leased 44 Wilclar, LLC, a Rhode Island limited liability company, that is 100% owned by Bruce Bookbinder, Delta Mechanical's president and chief executive officer.

In general, our facilities are sufficient to meet our present needs.

Available Information
---------------------
Our website is www.ironeaglegroup.com. Our periodic reports and all amendments to those reports required to be filed or furnished pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 are available free of charge through our website. Our periodic reports on Form 10-K, 10-Q and our current reports on Form 8-K and any amendments to those documents to our website as soon as reasonably practicable after those reports are filed with or furnished to the Securities and Exchange Commission. Material contained on our website is not incorporated by reference.

                          UNDERWRITING

We are offering the common shares described in this prospectus in an
underwritten offering in which            shall act as a managing
underwriter. Subject to the terms and conditions contained in the underwriting agreement, each underwriter has severally agreed to purchase the respective number of shares of our common stock set forth opposite its name below:

Name                          Number of shares               Total
----                          ----------------               -----




The underwriting agreement provides that the underwriters' obligation to purchase shares of our common stock depends on the satisfaction of the conditions contained in the underwriting agreement, including:

   - the representations and warranties made by us are true and agreements have been performed;
   - there is no material adverse change in the financial markets or in our business; and
   -  we deliver customary closing documents.

Subject to these conditions, the underwriters are committed to purchase and pay for all common share offered by this prospectus, if any such shares are purchased. However, the underwriters are not obligated to take or pay for the common shares covered by the underwriters' over-allotment option described below, unless and until that option is exercised.

Underwriting Discount
---------------------
The managing underwriter shall receive an underwriting discount of seven percent (7%) of the amount raised in the public offering.

Underwriter's Warrants
----------------------
The managing underwriter and/or its designees, at the time of the closing of the offering, shall receive warrants to purchase an aggregate number of common shares as would equal four percent (4%) of the total number of common shares sold pursuant to the public offering. Neither the underwriter's warrants nor any of the securities underlying the underwriter's warrants shall be redeemable by the registrant. The underwriter's warrants shall be exercisable between the first and fifth anniversary dates of the effective date of the registration statement. The managing underwriter will agree that during the one year period following the effective date, it will not transfer the underwriter's warrants or the underlying underwriter's securities, except to the managing underwriter's officers, partners or members of the selling group. The underwriter's warrants shall be exercisable at a price per unit equal to one hundred and twenty percent (120%) of the public offering price of the common shares and shall be exercisable at any time from time to time, in whole or in part, during the warrant exercise term.

The underwriter's warrants shall contain such terms and conditions as are satisfactory in form and substance to the managing underwriter, the registrant, their respective counsel, including, without limitation anti-dilution and exercise provisions. At any time during the five (5) years commencing after the effective date of the registration statement, the managing underwriter (or the then holders of a majority of the underwriter's warrants of the underlying underwriter's securities) shall have the right to require the registrant to prepare and file a post-effective amendment to the registration statement or a new registration statement, if then required, covering all or any portion of the underwriter's warrants and/or the underlying underwriter's securities.

Piggy Back Registration Rights
------------------------------
In addition, if any time during the warrant exercise term, the registrant shall prepare and file one or more registration statements under the Securities Act of 1933, with respect to a public offering of equity or debt securities of the registrant, or of any such securities of the registrant held by its shareholders, the registration will include in such registration statement such number of underwriter's warrants and/or underlying underwriter's securities held by the managing underwriter and its designees or transferees as may be required.

The registrant shall bear all fees and expenses incurred by the registrant in connection with the preparation and filing of any registrations statement. In the event of a proposed registration, the registrant shall furnish the then holders of outstanding underwriter's warrants and underlying underwriter's securities with not less than thirty (3) days written notice prior to the proposed date of filing of the registration statement. Such notice shall continue to be given during the warrant exercise term by the registrant to such holders until such time as all of the underwriter's warrants and underlying underwriter's securities have been registered. The holders of the warrant securities shall exercise the piggy-back rights by giving written notice, within twenty (20) days of the receipt of the registrant's notice of its intention to file a registration statement.

Success-based Non-accountable Expense Allowance
-----------------------------------------------
The registrant shall pay the managing underwriter a success-based non-accountable expense allowance in the amount of two percent (2%) of the gross proceeds of the offering (including the over-allotment option.

Over-Allotment Shares
---------------------
The registrant shall grant the managing underwriter an option, exercisable no later than 60 days after the date of the underwriting agreement, to purchase all or part of an additional number of shares as will be equal to, but not more than fifteen percent (15%), of the total number of shares initially offer to the public. Such over-allotment period, and any shares purchased by the managing underwriter pursuant to such option shall be resold to the public on the same terms as the initially offered shares.

Commissions and Expenses
------------------------
The underwriters propose to offer our common stock directly to the public at the offering price set forth on the cover page of this prospectus and to dealers at the public offering price less a concession
not in excess of $      per share.  The underwriters may allow, and the
dealers may re-allow, a concession not in excess of $      per share on
sales to other brokers and dealers. After the public offering of our common stock, the underwriters may change the offering price, concessions and other selling terms.

The following table shows the per share and total underwriting discount and commissions that we will pay to the underwriters and the proceeds we will receive before expenses. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares of our common stock.
                                                 Total
                                                without       Total with
                                                 over-           over-
                                               allotment       allotment
                               Per share        exercise       exercise
                               ---------       ---------      ----------
Public offering price          $               $               $
Underwriting discount          $               $               $
Proceeds to us
 (before expenses)             $               $               $

In addition to the underwriting discount, we will reimburse the underwriters for their reasonable out-of-pocket expenses incurred in connection with their engagement as underwriters, regardless of whether this offering is consummated, including, without limitation, legal fees and expenses, marketing, syndication and travel expenses. We estimate that the total expenses of this offering, exclusive of the underwriting discounts and commissions, will be approximately $53,242, and are payable by us.

Indemnification
---------------
We have agreed to indemnify the underwriters, and persons who control the underwriters, against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of these liabilities.

Stabilization
-------------
In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

   - Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

   - Over-allotment transactions involve sales by the underwriters of shares of common stock in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position that may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

   - Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

   - Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

The managing underwriter will perform financial advisory and investment banking services for us in the ordinary course of their respective businesses, and may have received, and may continue to receive, compensation for such services.

                         DIVIDEND POLICY

We have never declared or paid any dividends. In addition, we anticipate that we will not declare dividends at any time in the foreseeable future.

Instead, we will retain any earnings for use in our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

No distribution may be made if, after giving it effect, we would not be able to pay its debts as they become due in the usual course of business; or the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The board of directors may base a determination that a distribution is not prohibitive either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                  CONDITION AND RESULTS OF OPERATIONS

The financial and business analysis below provides information we believe is relevant to an assessment and understanding of our financial position, results of operations and cash flows. This financial and business analysis should be read in conjunction with the financial statements and related notes included in this registrant statement.

Trends and Uncertainties
------------------------
The current global economic and financial crisis has severely hampered our ability to obtain additional funds with which to seek additional natural resources, construction contracts or other types of business opportunities. We are uncertain what potential business ventures will be available to us in the near future, or whether, if they are available, we will be able to obtain debt or equity financing necessary to take advantage of those opportunities.

Going Concern
-------------
The registrant has an accumulated deficit through December 31, 2010 totaling $1,216,092 and recurring losses and negative cash flows from operations. Because of these conditions, the registrant will require additional working capital to develop its business operations.

The registrant's success will depend on its ability to raise money through debt and the sale of stock to meet its cash flow requirements. The ability to execute its strategic plan is contingent upon raising the necessary cash to:

   1) pursue and close acquisitions;
   2) sustain limited operations; and,
   3) meet current obligations.

The current economy has severely hampered the registrant's ability to raise funds to close on identified acquisitions. The construction market continues to remain weak. The registrant is uncertain what potential acquisitions will be available to us in the near future, or whether, if they are available, if they will be able to raise funds necessary to take advantage of these opportunities. Management believes that the efforts it has made to promote its business will continue for the foreseeable future. These conditions raise substantial doubt about the registrant's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the registrant be unable to continue as a going concern.

Results of Operations
---------------------
     Year ended December 31, 2010
Total operating expenses for the year ended December 31, 2010 were $942,255.

Compensation and professional fees for the year ended December 31, 2010 were $823,836. This is the result of the addition of new management
team.   All compensation expense related to the registrant's officers has been accrued and not paid as of December 31, 2010.

Our general and administrative expenses were $118,419 for the year ended December 31, 2010. This is due to financing, media relations, and travel expenses.

We generated no revenue and recorded no bad debt expense during the year ended December 31, 2010.

For the year ended December 31, 2010, other expense was $2,865 due mostly to interest expense.

Income tax expense (benefit) during the year ended December 31, 2010 was $0.

Net loss for the year ended December 31, 2010 totaled $945,120.

     For the period November 9, 2009 through December 31, 2009
Total operating expenses for the period November 9, 2009 (Inception) through December 31, 2009 were $270,972.

Compensation and professional fees for the period November 9, 2009 (Inception) through December 31, 2009 were $270,972. All compensation expense related to the Company's officers has been accrued and not paid as of December 31, 2009.

We generated no revenue and recorded no bad debt expense during the period November 9, 2009 (Inception) through December 31, 2009.

Other income (expense) was $0 during the period November 9, 2009
(Inception) through December 31, 2009.

Income tax expense (benefit) during the period November 9, 2009
(Inception) through December 31, 2009 was $0.

Net loss for the period November 9, 2009 through December 31, 2009 totaled $270,972.

Liquidity and Capital Resources
-------------------------------
For the year ended December 31, 2010, we relied on loans from management and key shareholders. Our cash position increased from $0 at December 31, 2009 to $976 at December 31, 2010, primarily due to cash used provided by our management and key shareholders.

For the year ended December 31, 2010, cash flows from operations activities were $(96,156) due to expenses related to compensation, legal, audit, and other general working purposes.

For the period November 9, 2009 (Inception) through December 31, 2009, cash flows from operations activities were $(96,157) due to expenses related to compensation, legal, audit, and other general working purposes.

For the year ended December 31, 2010, cash flows from investing activities were $(2,834) due to net fixed assets acquired in the reverse merger between the registrant and Iron Eagle Nevada.

For the period November 9, 2009 (Inception) through December 31, 2009, cash flows from investing activities were $(2,834) due to net fixed assets acquired in the reverse merger between the registrant and Iron Eagle Nevada.

For the year ended December 31, 2010, cash flows from financing activities were $99,966 due to the line of credit assumed in the reverse merger between the registrant and Iron Eagle Nevada and the recapitalization of the registrant during the time period.

For the period November 9, 2009 through December 31, 2010, cash flows from financing activities were $99,967 due to the line of credit assumed in the reverse merger between the registrant and Iron Eagle Nevada and the recapitalization of the registrant during the time period.

We have no current sources of cash and we will not be able to continue in existence if further cash resources are not obtained.

Off-Balance Sheet Arrangements
------------------------------
The registrant has no off-balance sheet arrangements.

Critical Accounting Policies
----------------------------
The registrant's management selects accounting principles generally accepted in the United States of America and adopts methods for their application. The application of accounting principles requires the estimating, matching and timing of revenue and expense. The accounting policies used conform to generally accepted accounting principles which have been consistently applied in the preparation of these financial statements.

The financial statements and notes are representations of the registrant's management which is responsible for their integrity and objectivity. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The registrant's system of internal accounting control is designed to assure, among other items, that
   1) recorded transactions are valid;
   2) valid transactions are recorded; and
   3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the registrant for the respective periods being presented.

Recent Pronouncements
---------------------
Recently Adopted Accounting Guidance
On January 1, 2010, the registrant adopted Accounting Standard Update2009-16, "Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets." This ASU is intended to improve the information provided in financial statements concerning transfers of financial assets, including the effects of transfers on financial position, financial performance and cash flows, and any continuing involvement of the transferor with the transferred financial assets. The registrant does not have a program to transfer financial assets; therefore, this ASU had no impact on the registrant's consolidated financial statements.

On January 1, 2010, the registrant adopted ASU 2009-17, "Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities," which amended the consolidation guidance applicable to variable interest entities and required additional disclosures concerning an enterprise's continuing involvement with variable interest entities. The registrant does not have variable interest entities; therefore, this ASU had no impact on the registrant's consolidated financial statements.

On January 1, 2010, the registrant adopted ASU 2010-06, "Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements," which added disclosure requirements about transfers in and out of Levels 1 and 2 and separate disclosures about activity relating to Level 3 measurements and clarifies existing disclosure requirements related to the level of disaggregation and input
and valuation techniques.   The adoption of this guidance did not have a
material impact on the registrant's consolidated financial statements or the related disclosures.

     Accounting Guidance Issued But Not Adopted as of December 31, 2010 In October 2009, the FASB issued ASU 2009-13, "Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements - a consensus of the FASB Emerging Issues Task Force," which amends the criteria for when to evaluate individual delivered items in a multiple deliverable arrangement and how to allocate consideration received. This ASU is effective for fiscal years beginning on or after June 15, 2010, which is
January 1, 2011 for the registrant.   The registrant is currently
evaluating the impact of adopting the guidance.

Management has reviewed these new standards and believes they had or will have no material impact on the financial statements of the registrant


           DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Executive Officer and Directors
-------------------------------
All holders of common stock have the right to vote for directors.

The board of directors has primary responsibility for adopting and reviewing implementation of the business plan of the registrant, supervising the development of the business plan, and review of the officers' performance of specific business functions.

A director shall be elected by the shareholders to serve until the next annual meeting of shareholders or until his or her death, or resignation and his or her successor is elected.

The following table sets forth, as of April 20, 2011, with respect to the individuals serving in the capacities indicated:

       Name                         Position                 Terms
 -----------------------    ----------------------------  -------------
Joseph M. LoCurto, age 63   Director and Chairman of the  November 2010
                            Board of Directors            to present

Jason M. Shapiro,  age 33   Chief Executive Officer,      November 2009
                            Chief Financial Officer,      to present
                            and Director

Jed M. Sabio,      age 50   Executive Vice President      November 2010
                            of Business Development       to present

Joseph E. Antonini, age 69   Director                      July 2010
                                                          to present

Gary J. Giulietti, age 59   Director                      May 2010
                                                          to present

     Jason M. Shapiro
Mr. Shapiro was the chief executive officer and sole director of Iron Eagle Group, a Nevada corporation from its inception on November 9, 2009 to January 8, 2010 when it was acquired pursuant to the Share Exchange Agreement described herein. From 2007-2009, Mr. Shapiro was the vice president of Macquarie Capital Funds, a private equity group where he was responsible for asset management and investments. In the summer and fall of 2006, Mr. Shapiro was a legal intern for Honorable Rosemary Gambardella, a former Chief Judge on the United States Bankruptcy Court for the District of New Jersey. From 1999-2004, Mr. Shapiro was an associate director of UBS Investment Bank, a global healthcare investment banking firm. Mr. Shapiro is also currently a partner with Lincoln Center Capital.

Mr. Shapiro earned his MBA degree from the University of Pennsylvania's The Wharton School in 2009. Mr. Shapiro earned a JD degree from the Seton Hall University School of Law in 2007. Mr. Shapiro earned a MS degree in accountancy from Zicklin School of Business' Baruch College in 2006, where he graduated as valedictorian. Mr. Shapiro earned a BS degree in computer science from Rutgers College in 1998 where he graduated in three years and was the class valedictorian.

Mr. Shapiro has earned the following certifications:
   -  Certified Public Accountant
   -  Chartered Financial Analyst
   -  Certified Insolvency and Restructuring Advisor
   -  Certification in Distressed Business Valuation
   -  Certified Fraud Examiner
   -  Certified in Financial Forensics
   -  Project Management Professional
   -  Risk Management Professional
   -  Certified Lean Six Sigma Black Belt

     Joseph M. LoCurto
Mr. LoCurto draws upon his four decades of mergers and acquisition
leadership in the construction field.   Mr. LoCurto has served as a
founder, chief executive officer, chief operating officer and president of regional, national, and international construction management companies, ranging from $20 million to in excess of $1.8 billion in annual revenues. Prior to joining Iron Eagle, Mr. LoCurto was at WDF Inc. and its parent company Greenstar, Inc., which he joined in 2007 as president and chief operating officer of WDF and became chief executive officer and president of WDF and chief operating officer of Green star in 2009. Previously, Mr. LoCurto led divisions of the multinational construction giant Skanska where he was president and a member of the board of Slattery Skanksa, chief executive officer of Gottlieb Skanksa, and president/chief executive officer of Atlantic Skanksa until 2006. Prior to joining Skanska, Mr. LoCurto held various positions at Gottlieb Heavy Industries and NAB Construction.

His notable projects include City Water Tunnel Number 3, the
Rehabilitation of Yankee Stadium, rehabilitation of FDR Drive, rehabilitation of the Brooklyn and Williamsburg Bridges, the 43 story Channel club on 86th and York Ave, rehabilitation of the Statue of

Liberty, 500 MW Poletti Power Plant, Jacob Javits Convention Center, Newtown Creek WPCP, rehabilitation of Roosevelt Avenue subway station, the World Trade Center. His accomplishments in the areas of heavy public works include projects for the MTA's New York City Transit, the New York City Department of Environmental Protection, the New York City Department of Transportation, the Dormitory Authority of the State of New York, the New York City Department of Design and Construction, the New York City School Construction Authority, New York Power Authority, Con Edison, KeySpan, and the New York State and City Department of Transportation.

Mr. LoCurto has been an active member in the industry. He is past president of the Subcontractors Trade Association, a member of the American Society of Mechanical Engineers for over thirty years and a member of MOLES. Throughout his career, he has focused on employing safe practices, surrounding himself with qualified, knowledgeable people and creating profitable joint venture partnerships. Mr. LoCurto holds both electrical and mechanical engineering degrees.

     Jed M. Sabio
Mr. Sabio serves as executive vice president, business development for
the registrant.   Mr. Sabio is a financial professional with over 24
years of progressively responsible analytic and managerial positions. For the past 21 years, Mr. Sabio has worked for National Grid and its predecessor companies (KeySpan Energy Corporation and The Brooklyn Union Gas Company), the last two years as a full-time consultant. His most recent positions at National Grid included Director of Mergers and Acquisitions and Director of Finance. In his capacity as director of merger and acquisitions, he led project valuation, coordination of extensive due diligence on all proposed investments, mergers, acquisitions, divestitures, joint ventures, start-up ventures and other related investments of the corporation and its subsidiaries. Mr. Sabio has negotiated deal structure and remuneration, and he has provided financial counsel through deal completion. As National Grid exited the energy services sector, Mr. Sabio was charged with de-consolidating and divesting of the nearly thirty companies that comprised the business unit. Mr. Sabio earned an MBA in finance from St. John's University in 1988 and a BA in Psychology from Queens College in 1985.

     Joseph E. Antonini
Mr. Antonini is the former chairman, president and CEO of Kmart Corporation. At Kmart, Mr. Antonini began as a management trainee, at the then S.S. Kresge Company in 1964 and worked his way up to Chairman of the Board of Directors of the giant retail chain in 1987. He is credited with leading Kmart into a new era by launching store renewal programs of unparalleled scope in retail history. They included expansion of the retailer's specialty store concepts, along with introduction of the Kmart Super Center, both contributors to setting new sales and profit records. Mr. Antonini worked with Kmart until 1995. From 1995 to present, Mr. Antonini has been the chairman of the board of directors of AWG Ltd., a producer and seller of wine.

In the past, Mr. Antonini has been awarded key positions that include Chairman of the National Retail Federation and the National Minority Supplier Development Council. He served on the board of directors of:

   - Polaroid Corporation, a manufacturer and seller of consumer camera products, from 2003-2005,

   - Chrysler Corporation, a car manufacturer, from 1989-1995,

   - Shell Oil Company, a company engaged in oil exploration, reefing and chemical products, from 1988-1998; and

   - NBD Bank (ultimately acquired and merged into Bank One and then JPMorgan Chase) from 1987-1989.

He is also a recipient of the Horatio Alger Award. Mr. Antonini earned a Bachelor of Science degree in business administration from West
Virginia University in 1964.  In 1992, he was recognized by West
Virginia University as its most distinguished alumni.

     Gary J. Giulietti
Since 2000, Mr. Giulietti has been president of the northeast operations and a member of the executive committee of Lockton Companies, LLC, an independently owned commercial insurance brokerage firm. From 1980 to 2000, Mr. Giulietti was vice chairman, worldwide construction for Willis, a construction/surety broker, where he oversaw and managed a worldwide construction insurance practice consisting of domestic offices and 140 international offices. He also assisted in large and mid-cap construction companies in providing their insurance needs as they took their businesses public. Mr. Giulietti earned a Bachelor of Arts degree in Business and Political Science from St. Michael's College in 1973.

Non-Qualified and Incentive Stock Option Plans
----------------------------------------------
The registrant does not currently have any stock option plans.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------
To the registrant's knowledge, based solely on a review of the copies of these reports furnished to it, our officers, directors and 10% control persons have not yet complied with applicable Section 16(a) filing requirements during the year ended December 31, 2010.

Code of Ethics Policy
---------------------
We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance
---------------------
We have not yet adopted our corporate governance policies and procedures. Corporate governance policies and procedures are being drafted and will be adopted upon completion.

The following sets forth, for the last three years, with respect to the individuals serving as our executive officers:

                                        Stock  Option  All Other
Name                     Year  Salary   Awards Awards Compensation      Total
----------------------   ---- -------- -------   ---    ---------   ------------
Joseph M. LoCurto (1)    2010      n/a     n/a   n/a       n/a           n/a
 Chairman                2009      n/a     n/a   n/a       n/a           n/a
                         2008      n/a     n/a   n/a       n/a           n/a

Jason M. Shapiro         2010 $200,000       -     -         -      $200,000 (2)
Chief Executive Officer, 2009   40,000                                40,000 (2)
Chief Financial Officer  2008      n/a     n/a   n/a       n/a           n/a

Jed M. Sabio (1)         2010      n/a     n/a   n/a       n/a           n/a
Executive Vice President 2009      n/a     n/a   n/a       n/a           n/a
of Business Development  2008      n/a     n/a   n/a       n/a           n/a

Michael J. Bovalino      2010 $119,134 $47,099     -         -      $166,233 (2)
Chief Executive Officer  2009      n/a     n/a   n/a       n/a           n/a
(Former)                 2008      n/a     n/a   n/a       n/a           n/a

Eric J. Hoffman          2010  $87,812 $31,932     -         -      $119,744 (2)
Chief Financial Officer  2009      n/a     n/a   n/a       n/a           n/a
(Former)                 2008      n/a     n/a   n/a       n/a           n/a

Glen R. Gamble           2010  $96,000       -     -         -      $ 96,000
Chairman & President     2009   96,000       -     -         -        96,000
(Former)                 2008   96,000       -     -         -        96,000

Robert A. Hildebrand     2010  $96,000       -     -         -      $ 96,000
Secretary & Chief        2009   96,000       -     -    70,000 (3)   166,000
Financial Officer        2008   96,000       -     -    65,000 (3)   161,000
(Former)

(1) Mr. LoCurto and Mr. Sabio's compensation agreements started on January 1, 2011.
(2) Mr. Bovalino, Mr. Hoffman and Mr. Shapiro' salaries and common stock issuances were accrued and they have not received any cash or stock payments.
(3) Mr. Hildebrand received a cash bonus of $70,000 for the year ended December 31, 2009 and a cash bonus of $65,000 for the year ended December 31, 2008.

Shapiro Employment Agreement
----------------------------
Mr. Shapiro was hired as the registrant's chief financial officer in December 29, 2009 to May 4, 2010. Upon the hiring of Eric Hoffman as chief financial officer, Mr. Shapiro's title and responsibilities changed to Executive Vice President of Corporate Strategy. Pursuant to the employment agreement entered into by the registrant, Mr. Shapiro receives an annual compensation of $200,000 in cash and is eligible to receive a cash bonus of up to 200% of base salary, at the discretion of the board of directors.

On November 29, 2010, the board of directors appointed Jason M. Shapiro, secretary and director, as chief executive officer and chief financial officer. As of that date, Mr. Shapiro no longer served as executive vice president of corporate strategy. Effective January 1, 2011, the registrant entered into an employment agreement with Mr. Shapiro. The term of the employment agreement is four years with an automatic renewal on an annual basis thereafter. The employment agreement provides for an initial annual base salary of $225,000 in cash and 75,000 shares per year. The agreement also provides for an annual incentive of 100% of his base salary payable.

Sabio Employment Agreement
--------------------------
Mr. Sabio was hired as executive vice president of business development in November 2010. Effective January 1, 2011, the registrant entered into an employment agreement with Mr. Sabio. The term of the employment agreement is four years with an automatic renewal on an annual basis thereafter. The employment agreement provides for an initial annual base salary of $200,000 in cash and 50,000 shares in the registrant as well as a signing bonus of $71,000 in cash and 71,000 shares in the registrant. The agreement also provides for an initial annual incentive of $50,000 in cash and 75,000 shares in the registrant. Mr. Sabio's compensation, signing bonus, and other benefits will accrue until the registrant raises the necessary capital to fund its first acquisition or acquisitions and the raise is at least $10,000,000.

LoCurto Consulting Agreement
----------------------------
Mr. LoCurto was appointed as the chairman of the board of directors in November 2010. Effective January 1, 2011, the registrant entered into a consulting agreement with Mr. LoCurto. The term of the consulting agreement is four years with an automatic renewal on an annual basis thereafter. The consulting agreement provides for an initial annual base fee of $250,000 in cash and 100,000 shares in the registrant as well as a signing bonus of $130,000 in cash and 130,000 shares in the registrant. The agreement also provides for an annual incentive of 100% of his base salary payable. Mr. LoCurto's fee, signing bonus, and other benefits will accrue until the registrant raises the necessary capital to fund its first acquisition or acquisitions and the raise is at least $10,000,000.

Former Officers and Directors Resignations
------------------------------------------
Michael Bovalino was hired as the registrant's chief executive officer in April 26, 2010 and resigned from the registrant effective November 23, 2010. Mr. Bovalino has earned a total of compensation of $166,233 comprising $119,134 in cash and $47,099 in equity. Mr. Bovalino's salaries and common stock issuances were accrued and he has not received any cash or stock payments.

Eric Hoffman was hired as the registrant's chief financial officer in May 4, 2010 and resigned from the registrant effective November 23, 2010. Mr. Hoffman has earned a total of compensation of $119,743 comprising $87,812 in cash and $31,932 in equity. Mr. Hoffman's salaries and common stock issuances were accrued and he has not received any cash or stock payments.

Glen R. Gamble resigned from the registrant effective August 18, 2010. In connection with his resignation and to ensure a smooth transition, the registrant agreed to pay Mr. Gamble $8,000 per month in connection with consulting services to be provided until such time the registrant no longer requires Mr. Gamble's services.

Robert Hildebrand resigned from the registrant effective August 18, 2010. In connection with his resignation and to ensure a smooth transition, the registrant agreed to pay Mr. Hildebrand $8,000 per month for consulting services to be provided until such time the registrant no longer requires Mr. Hildebrand's services.

Director Compensation
---------------------
The following table sets forth, for the last three years, with respect to the individuals serving as our independent directors(1):

                               Stock  Option  All Other
  Name           Year Cash(2)  Awards Awards Compensation   Total
--------------   ---- ------- -------  -----    -------   --------
Joseph Antonini  2010 $23,014 $73,014      -          -   $ 96,028
Director         2009    n/a     n/a    n/a        n/a        n/a
                 2008    n/a     n/a    n/a        n/a        n/a

Gary Giulietti   2010 $33,014 $83,014      -          -   $116,028
Director         2009    n/a     n/a    n/a        n/a        n/a
                 2008    n/a     n/a    n/a        n/a        n/a

(1) Independent directors receive an initial stock award of $50,000 for joining the registrant's board of directors. They shall also receive $100,000 a year in compensation that consists of $50,000 in stock awards and $50,000 in cash. Non-independent directors do not receive any compensation for serving on the board.
(2) The cash portion of the board compensation is currently being accrued.


       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 20, 2011, with respect to
   1) each person who is known by us who beneficially owns more than 5% of our common stock,
   2) each director and named executive and
   3) all of our directors and officer as a group.

Each named beneficial owner has sole voting and investment power with respect to the shares set forth opposite his name.

                                                       Percentage of
                                 Number & Class (1)     Outstanding
Name and Address                    of Shares          Common Shares
----------------                 -----------------     -------------
Jason M. Shapiro
61 West 62nd Street, Suite 23F
New York, NY 10023                    2,212,268             18.83%

Joseph M. LoCurto
61 West 62nd Street, Suite 23F
New York, NY 10023                      250,000              2.13%

Jed M. Sabio
61 West 62nd Street, Suite 23F
New York, NY 10023                      250,000              2.13%

Joseph E. Antonini(1)
61 West 62nd Street, Suite 23F
New York, NY 10023                       75,665              0.64%

Gary J. Giulietti
61 West 62nd Street, Suite 23F
New York, NY 10023                       89,396              0.76%

All Directors & Officers
as a group (6 persons)                3,143,802             26.75%

Other 5% shareholders

Jake A. Shapiro
61 West 62nd Street, Suite 23F
New York, NY 10023                    2,415,468             20.56%

Steve Gropp
1803 North Stafford Street
Arlington, VA  22207                  2,478,741             21.09%

Gary E. Smolen
104 Pleasant Street
Meredith, NH 03253                    1,057,164              9.00%

Nevada Irrevocable Trust(2)
3540 W. Sahara Ave.
Suite 153
Las Vegas, NV 89102                     857,164              7.29%

(1) This consists of 38,462 shares in the name of Joseph E. Antonini and 24,225 shares in the name of JEA Energy LLC, a company solely owned by Joseph E. Antonini.

(2) The trustee for the Nevada Irrevocable Trust is Mio L. Bonilla, a non-affiliate.

Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, beneficial ownership of a security consists of sole or shared voting power or investment power with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise.

Unless otherwise indicated, each holder above has sole voting or investment power with respect to all shares of common stock listed as beneficially owned by that holder.


           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Jason M. Shapiro, chief executive officer, chief financial officer, and director, is a significant shareholder and the brother of Jake Shapiro, also a significant shareholder. As of April 25, 2011, Jason Shapiro owns 21.09% of the registrant's common stock and Jake Shapiro owns
20.56% of the registrant's common stock.   Jason M. Shapiro is not
independent as such term is defined by a national securities exchange or an inter-dealer quotation system.

The registrant entered into an agreement on November 15, 2009 with Belle Haven Partners, LLC to assist Iron Eagle Nevada with business development planning, raising additional capital, and accessing the public markets. Jason Shapiro, one of Belle Haven's employees is also on the registrant's management team and is 100% owned by Jake Shapiro, a major shareholder. Iron Eagle Nevada agreed to pay Belle Haven $20,000 per month starting September 1, 2009, as well as to reimburse them for all out-of-pocket expenses. As of December 31, 2010 and December 31, 2009, the registrant had accrued $453,000 and $213,000, respectively in amounts due to Belle Haven for both out-of-pocket and consulting expenses. This agreement was unanimously approved by all shareholders of Iron Eagle Group Nevada and all the independent directors of the registrant.

On December 31, 2009, the registrant entered in two note agreements with Jason Shapiro, the registrant's current chief executive officer, for a total of $15,000 as consideration for receipt of cash by the registrant. These notes, which bear a 10% interest rate, were originally due on June 30, 2010, and have been extended until June 30, 2011.

On March 17, 2011, the registrant entered in a note agreement with Jason Shapiro, the registrant's current chief executive officer, for $250,000 as consideration for reducing the amount owed to Jason Shapiro by $250,000 for out-of-pocket expenses incurred by Jason Shapiro since November 2009. This note is due December 31, 2011 and bears an interest rate of 10% starting on April 1, 2011.

The registrant also owes its current chief executive officer $271,259 as of December 31, 2010 and $2,000 as of December 31, 2009 for operating expenses, which, in general include professional fees for audit, legal and investor relations.

On March 8, 2011, the registrant entered in a note agreement with Joseph LoCurto, the registrant's chairman, for $30,000 as consideration for receipt of cash by the registrant. This note is due upon the registrant receiving at least $75,000 of funding. The note will start to accrue at interest rate of 10% starting on April 1, 2011.

On March 8, 2011, the registrant entered in a note agreement with Jed Sabio, the registrant's executive vice president of business development, for $30,000 as consideration for receipt of cash by the registrant. This note is due upon the registrant receiving at least $75,000 of funding. The note will start to accrue at interest rate of 10% starting on April 1, 2011.

The registrant also leases its New York, New York facility under a rental agreement that has a one year lease starting September 1, 2010 for $2,100 a month with Belle Haven, a company of which Jason Shapiro, an officer and director of the registrant, is a principal.

During the years ended December 31, 2010 and 2009, we paid affiliated companies $11,200 and $202,500, respectively, for consulting services. Glen Gamble, our former chairman and president, and Dutch Hildebrand, our former chief financial officer and secretary are executives with the affiliated companies.


                    DESCRIPTION OF CAPITAL STOCK

The following statements constitute brief summaries of the registrant's certificate of incorporation and bylaws, as amended.

Common Shares
-------------
Our articles of incorporation authorize us to issue up to 875,000,000 common shares, $0.00001 par value per common share.

Liquidation Rights
------------------
Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in the assets of the registrant legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights
---------------
There are no limitations or restrictions upon the rights of the board of directors to declare dividends out of any funds legally available therefore. The registrant has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of the registrant. Accordingly, future dividends, if any, will depend upon, among other considerations, the registrant need for working capital and its financial conditions at the time.

Voting Rights
-------------
Holders of common shares of the registrant are entitled to voting rights of one hundred percent. Holders may cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights
------------
Common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares. Common Shares do not have cumulative voting features. Our bylaws allow action to be taken by written consent rather than at a meeting of stockholders with the consent of the holders of a majority of shares entitled to vote.

Transfer Agent
--------------
Corporate Stock Transfer acts as our transfer agent.


                    SHARES ELIGIBLE FOR FUTURE SALE

At December 31, 2010, there were 11,571,706 shares of our common stock outstanding of which 721,359 common shares may be freely traded without restriction.

The remaining common shares will be restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

At the present time, resales or distributions of such shares are provided for by the provisions of Rule 144. That rule is a so-called safe harbor rule which, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

Rule 144(d)(1) states that if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker.

A person who is not an affiliate of Iron Eagle under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions. Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.


           DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                    FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


       MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

 a) Market Information. The registrant's common stock is listed on the OTCQB over-the-counter market under the symbol IEAG.OTCQB. As of April 25, 2011, there was a limited market for our common stock.

The following table sets forth the range of high and low bid quotations for our common stock for each quarter. The range has been revised to reflect the 40 for 1 reverse stock split that occurred on July 13, 2010. The quotations represent inter-dealer prices without retail markup, markdown or commission, and may not necessarily represent actual transactions.

2010
----
Quarter Ended:                        High Bid     Low Bid
-------------                         --------     --------
   December 31, 2010                  $   1.05     $   0.30
   September 30, 2010                     7.20         0.30
   June 30, 2010                          9.60         0.80
   March 31, 2010                         3.20         0.40

2009
----
Quarter Ended:                        High Bid     Low Bid
-------------                         --------     --------
   December 31, 2009                  $   1.60     $   0.40
   September 30, 2009                     1.60         0.40
   June 30, 2009                          4.80         2.00
   March 31, 2009                         3.20         1.20

b) At April 26, 2011, there were approximately 161 holders of record of the registrant's common stock.

c) Holders of the registrant's common stock are entitled to receive dividends. The payment and amount of future dividends is at the
discretion of our board of directors.   No dividends have ever been
paid, and the registrant does not anticipate that dividends will be paid on its common stock in the foreseeable future.

d) No securities are authorized for issuance by the registrant under equity compensation plans.

e)  Performance graph.  Not applicable.

f)  Sale of unregistered securities.

During the year ended December 31, 2010, the registrant issued common stock as follows:

On January 8, 2010, 9,337,296 common shares were issued to the former shareholders of Iron Eagle Group, Inc., a Nevada Corporation in connection with a business combination. These shares were held in escrow until August 18, 2010. In exchange, the Iron Eagle Nevada shareholders surrendered all of their issued and outstanding Iron Eagle Nevada one-class common stock.

On February 23, 2010, the registrant entered into a services agreement with a non-affiliated website development firm. In satisfaction for the agreement, the registrant agreed to issue 5,000 shares of the registrant's common stock at a share price of $1.20.

On May 1, 2010, the registrant entered into a services agreement with Gary Smolen for investor relations services. In satisfaction for the agreement, the registrant agreed to issue 200,000 shares of the registrant's common stock at a share price of $1.20.

On May 4, 2010, the registrant entered into a director's agreement with Gary Giulietti to become a member of the registrant's board. In connection with the agreement, the registrant issued 41,667 shares of the registrant's common stock at a share price of $1.20.

On May 4, 2010, the registrant entered into a one year consulting agreement with CCG, an investor relations firm. In satisfaction for the agreement, the registrant issued 108,750 shares of the registrant's common stock at a per share price of $1.20 and a 5 year warrant to purchase up to 108,750 shares with an exercise price of $0.033 per share. The shares issued vested immediately. The fair value of the warrant was $126,107. The registrant has received three months of services under this agreement, and the remaining services are currently on hold pending the registrant's decision to resume services. The portion of services that have not been utilized are recorded as a prepaid expense as of December 31, 2010.

On June 5, 2010, the registrant entered into a three year consulting agreement with Steven Antebi to help the registrant obtain financing and related services. The value of the services to be received is $400,000. In satisfaction for the agreement, the registrant issued 1,000,000 shares of the registrant's common stock, resulting in a per share price of $.40. The portion of services that have not been utilized are recorded as a prepaid expense as of December 31, 2010.

On July 16, 2010, the board of directors appointed Joseph Antonini as a director and granted him 38,462 shares of stock, valued at $1.30 a share, which vested immediately.

On August 31, 2010, the registrant entered into a non-exclusive agreement with Aegis Capital Corp., an investment bank, to act as their underwriter with respect to a forthcoming public offering. In connection with this agreement the registrant issued 28,572 shares of stock, valued at $1.05 a share, which vested immediately.

All of these issuances were made to sophisticated investors pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.


                              EXPERTS

The financial statements of the registrant appearing in this registration statement have been audited by The Hall Group, CPAs, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                          LEGAL PROCEEDINGS

We are not a party to any legal proceedings the outcome of which, in the opinion of our management, would have a material adverse effect on our business, financial condition, or results of operation.

                            LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by Jody M. Walker, Attorney At Law, Centennial, Colorado.


                   WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

Iron Eagle Group, Inc.
61 West 62nd Street, Suite 23F,
New York, NY 10023
Attention: Jason Shapiro, Chief Executive Officer

Our fiscal year ends on December 31. We are a reporting company and file annual, quarterly and current reports with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F Street, Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800- SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.


                          FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm    47
Consolidated Balance Sheets                                49
Consolidated Statements of Operations                      50
Consolidated Statement of Changes in Stockholders' Equity  51
Consolidated Statements of Cash Flows                      52
Notes to the Consolidated Financial Statements             54

         REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Management of Iron Eagle Group, Inc.
New York, New York

We have audited the accompanying consolidated balance sheets of Iron Eagle Group, Inc. (a development stage enterprise) as of December 31, 2010 and 2009 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2010, for the period from November 9, 2009 (Inception) through December 31, 2009 and for the period November 9, 2009 (Inception) through December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We were not engaged to examine management's assertion about the effectiveness of Iron Eagle Group, Inc.'s internal control over financial reporting as of and for the years ended December 31, 2010 and 2009 and, accordingly, we do not express an opinion thereon.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Iron Eagle Group, Inc. as of December 31, 2010 and 2009 and the results of its operations and cash flows for the year ended December 31, 2010, for the period from November 9, 2009 (Inception) through December 31, 2009, and for the period November 9, 2009 (Inception) through December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has suffered significant losses and will require additional capital to develop its business until the Company either (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) obtains additional financing necessary to support its working capital requirements. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Hall Group, CPAs
Dallas, Texas
March 17, 2011

                      IRON EAGLE GROUP, INC.
                 (A Development Stage Enterprise)
                    Consolidated Balance Sheets
             December 31, 2010 and December 31, 2009
             ---------------------------------------

                                       December 31,     December 31,
                                           2010             2009
                                       ------------     ------------
                   ASSETS
Current Assets
  Cash                                     $    976         $      -
  Other Assets                                6,000                -
  Prepaid Expenses                          611,563                -
                                           --------         --------
Total Current Assets                        618,539                -
Other Assets
  Note Receivable                                 -           10,000
Fixed Assets, Net of Accumulated
  Depreciation of $15,714 and $0              2,150                -
                                           --------         --------
TOTAL ASSETS                               $620,689         $ 10,000
                                           ========         ========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts Payable - Related Parties     $  479,439       $  215,000
  Accounts Payable                           78,409           10,971
  Advances From Officer                     289,758                -
  Accrued Liabilities                       795,936           40,000
  Note Payable - Related Party               18,773           15,000
  Capital Lease                               2,344                -
  Common Stock to be Issued                  42,155                -
  Line of Credit                             50,000                -
                                         ----------       ----------
Total Current Liabilities                 1,756,814          280,971
                                         ----------       ----------
TOTAL LIABILITIES                         1,756,814          280,971
Stockholders' Equity
  Preferred Stock ($.00001 par value,
    20,000,000 shares authorized, 0 and 0
    shares issued and outstanding)                -                -
  Common Stock ($.00001 par value,
    875,000,000 shares authorized,
    11,571,706 and 1,000 shares
    issued and outstanding)                     116                1
  Additional Paid-in Capital                 79,851                -
  Accumulated Deficit                    (1,216,092)        (270,972)
                                         ----------       ----------
Total Stockholders' Equity               (1,136,125)        (270,971)
                                         ----------       ----------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                   $  620,689       $   10,000
                                         ==========       ==========

           See accompanying notes to financial statements.

                      IRON EAGLE GROUP, INC.
                 (A Development Stage Enterprise)
              Consolidated Statements of Operations
               For the Year Ended December 31, 2010,
            For the Period November 9, 2009 (Inception)
      through December 31, 2009 and Cumulative Since Inception

                                    Year       November 9, 2009     Cumulative
                                   Ended            through       Since Inception
                            December 31, 2010 December 31, 2009 (November 9, 2009)
                            ----------------- -----------------  ----------------
REVENUES                         $        -          $      -       $         -

OPERATING EXPENSES
  Shares Issued for Services         30,000                 -            30,000
  General and Administrative
    Expenses                        118,419                 -           118,419
  Compensation Expense              506,319            40,000           546,319
  Professional Fees                 129,117            15,972           145,089
  Professional Fees to
    Related Parties                 158,400           215,000           373,400
                                 ----------          --------       -----------
TOTAL OPERATING EXPENSES            942,255           270,972         1,213,227
                                 ----------          --------       -----------

NET OPERATING INCOME (LOSS)        (942,255)         (270,972)       (1,213,227)

OTHER INCOME (EXPENSE)               (2,865)                -            (2,865)
                                 ----------          --------       -----------

NET INCOME (LOSS) BEFORE
  INCOME TAXES                     (945,120)         (270,972)       (1,216,092)
  Provision for Income Taxes
    (Expense) Benefit                     -                 -                 -
                                 ----------          --------       -----------

NET INCOME (LOSS)                $ (945,120)         (270,972)      $(1,216,092)
                                 ==========          ========       ===========

  Earnings (Loss) per Share,
    basic and diluted            $    (0.22)         $(271.00)
                                 ==========          ========

Weighted Average Shares
 Outstanding, basic and
 diluted                         4,277,132             1,000
                                 =========             =====

           See accompanying notes to financial statements.

                        IRON EAGLE GROUP, INC.
                   (A Development Stage Enterprise)
        Consolidated Statement of Changes in Stockholders' Equity
 For the Period November 9, 2009 (Inception) Through December 31, 2010

                                                Additional
                                  Common Stock    Paid-In    Retained
                                 Shares   Amount  Capital    Earnings     Total
                              ----------    ----  -------   ---------  -----------
Balance at November 9, 2009            -    $  -  $     -   $       -  $         -

Capital Contribution on
  November 9, 2009                 1,000       1        -           -            1

Net Income (Loss)                      -       -        -    (270,972)    (270,972)
                              ----------    ----  ------- -----------  -----------

Balance at December 31, 2009       1,000    $  1        - $  (270,972) $  (270,971)
                              ==========    ====  ======= ===========  ===========

Share Exchange                    (1,000)     (1)       -           -           (1)

Recapitalization              11,543,134     115   49,852           -       49,967

Shares Issued for Services        28,572       1   29,999           -       30,000

Net Loss                               -       -        -    (945,120)    (945,120)
                              ----------    ----  ------- -----------  -----------

Balance at December 31, 2010  11,571,706    $116  $79,851 $(1,216,092) $(1,136,125)
                              ==========    ====  ======= ===========  ===========

           See accompanying notes to financial statements.

                        IRON EAGLE GROUP, INC.
                 (A Development Stage Enterprise)
               Consolidated Statements of Cash Flows
               For the Year Ended December 31, 2010,
               For the Period November 9, 2009 through
           December 31, 2009 and Cumulative Since Inception

                                             Year       November 9,      Cumulative
                                             Ended     2009 through    Since Inception
                                          December 31,  December 31,     (November 9,
                                             2010          2009              2009
                                          -----------  ------------    ---------------
CASH FLOWS FROM OPERATINGS ACTIVITIES

  Net (Loss)                              $(945,120)     $(270,972)     $(1,216,092)
  Adjustments to reconcile
    net income to net cash
    provided by operating activities:
  Stock Issued for Services                  30,000              -           30,000
  Depreciation Expense                          684              -              684
  (Increase) in Other Assets                 (6,000)             -           (6,000)
  (Increase) in Prepaid Expenses           (611,563)             -         (611,563)
  (Increase) Decrease in Note Receivable     10,000        (10,000)               -
  Increase in Accounts Payable -
    Related Party                           264,439        215,000          479,439
  Increase in Accounts Payable               67,438         10,971           78,409
  Increase in Advances from Officer         289,758              -          289,758
  Increase in Note Payable -
   Related Party                              3,773         15,000           18,773
  Increase in Capital Lease                   2,344              -            2,344
  Increase in Stock to be Issued             42,155              -           42,155
  Increase in Accrued Liabilities           755,936         40,000          795,936
                                          ---------      ---------       ----------
Net Cash (Used) by Operating Activities     (96,156)            (1)         (96,157)

CASH FLOWS FROM INVESTING ACTIVITIES
  Net Fixed Assets Acquired in
    Reverse Merger                           (2,834)             -           (2,834)

CASH FLOWS FROM FINANCING ACTIVITIES
  Line of Credit Assumed in Reverse Merger   50,000              -           50,000
  Recapitalization of Company                49,967              -           49,967
  Contributed Capital                            (1)             1                -
                                          ---------      ---------       ----------
Net Cash Provided by
  Financing Activities                       99,966              1           99,967
                                          ---------      ---------       ----------
NET INCREASE IN CASH
  AND CASH EQUIVALENTS                          976              -              976
CASH AND CASH EQUIVALENTS
  AT BEGINNING OF PERIOD                          -              -                -
                                          ---------      ---------       ----------
CASH AND CASH EQUIVALENTS
  AT END OF PERIOD                        $     976      $       -       $      976
                                          =========      =========       ==========


SUPPPLEMENTAL NON-CASH DISCLOSURES:
  Stock Issued
    for Services                          $  30,000      $              $    30,000
                                          =========      =========      ===========
  Cash Paid for
    Interest Expense                              -              -                -
                                          =========      =========      ===========
  Net Fixed Assets Acquired
    in Reverse Merger                         2,834              -            2,834
                                          =========      =========      ===========
  Line of Credit Assumed
    in Reverse Merger                        50,000              -           50,000
                                          =========      =========      ===========
  Recapitalization of
    Company                                  49,967              -           49,967
                                          =========      =========      ===========


           See accompanying notes to financial statements.

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 1 - NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Activities, History and Organization:

Iron Eagle Group, Inc. (formerly Pinnacle Resources, Inc.) ("Iron Eagle" or the "Company") was incorporated under the laws of Wyoming in January 1995. In March 2010, the Company re-domiciled in Delaware and changed its name to Iron Eagle Group, Inc. The Company has discontinued all domestic mining and exploration activities. All foreign mining and exploration activities were discontinued as of April 2009.

Iron Eagle provides construction and contracting services in both the commercial and government markets. Iron Eagle's management consists of business leaders in construction, government contracting, defense, finance, operations, and business development. Management has a strategic plan to capitalize on the $100 billion market opportunity in infrastructure construction created by the Federal government's stimulus package in addition to the billions of federal funds that have been approved to be spent at the state level for projects throughout the United States. There can be no assurance that the Company will not encounter problems as it attempts to implement its business plan.

The Company is in the development stage and presents its financial statements in accordance with Accounting Standards Codification ("ASC") 915 "Development Stage Entities" (formerly Statement of Financial Accounting Standard ("SFAS") No. 7, "Accounting and Reporting by
Development Stage Enterprises").   As of December 31, 2010, the Company
had three full-time employees, owned minimal fixed assets and did not generate revenue.

On January 21, 2011, Iron Eagle Group, Inc. acquired all of the members' interests in Sycamore Enterprises, LLC, through the Principal Owner's (Bruce A. Bookbinder) membership interests (100%). Sycamore Enterprises, LLC is 100% holder of all of the membership interests of Delta Mechanical Contractors, LLC, a mechanical contractor ("Delta"). The Company is currently engaged in the identification and ongoing negotiations for the acquisition of construction related entities.

Iron Eagle entered into a share exchange agreement to acquire 100% of the outstanding common stock of Iron Eagle Group (a Nevada corporation) ("Iron Eagle Nevada"). On August 18, 2010, Iron Eagle issued 9,337,296 shares of common stock in exchange for a 100% equity interest in Iron Eagle Nevada. As a result of the share exchange, Iron Eagle Nevada became the wholly owned subsidiary of Iron Eagle. The shareholders of Iron Eagle Nevada owned a majority of the voting stock of Iron Eagle. Therefore, the transaction was regarded as a reverse merger whereby Iron Eagle Nevada was considered to be the accounting acquirer as its shareholders retained control of Iron Eagle after the exchange, although Iron Eagle is the legal parent company. The share exchange was treated as a recapitalization of Iron Eagle.

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 1 - NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES
(continued)
As such, Iron Eagle Nevada (and its historical financial statements) is the continuing entity for financial reporting purposes. The financial statements have been prepared as if Iron Eagle had always been the reporting company and then on the share exchange date, reorganized its capital stock. At the time of the exchange transaction, Iron Eagle had assets of approximately $830,065 and equity of approximately $49,967 and Iron Eagle Nevada had assets of approximately $10,000 with a deficit of approximately $382,707.

The exchange agreement has been treated as a recapitalization and not a business combination and therefore, no proforma information is presented.

Nature of Activities, History and Organization (Continued):

As a result of the recapitalization, the Company changed its fiscal year from June 30th to December 31st, to conform to the merged entity.

Significant Accounting Policies:

The Company's management selects accounting principles generally accepted in the United States of America and adopts methods for their application. The application of accounting principles requires the estimating, matching and timing of revenue and expense. The accounting policies used conform to generally accepted accounting principles which have been consistently applied in the preparation of these financial statements.

The financial statements and notes are representations of the Company's management which is responsible for their integrity and objectivity. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 1 - NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES
(continued)

FASB Accounting Standards Codification:

In June 2009, the Financial Accounting Standards Board ("FASB") issued new guidance concerning the organization of authoritative guidance under U.S. Generally Accepted Accounting Principles ("GAAP"). This new guidance created the FASB Accounting Standards Codification ("ASC")("the Codification"). The Codification has become the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. The Codification became effective for the Company as of September 15, 2009, the required date of adoption. As the Codification is not intended to change or alter existing U.S. GAAP, it did not have any impact on the Company's financial statements.

Basis of Presentation and Principles of Consolidation:

The Company prepares its financial statements on the accrual basis of accounting. The Company is consolidated with its wholly owned subsidiary, Iron Eagle Nevada, as of the date of August 18, 2010, the date of the reverse merger. All intercompany transactions have been eliminated.

Significant Accounting Policies (Continued):

Income Taxes:

The Company has adopted ASC 740-10 "Income Taxes" (formerly SFAS No. 109, "Accounting for Income Taxes"), which requires the use of the liability method in computation of income tax expense and the current and deferred income tax payable (deferred tax liability) or benefit (deferred tax asset). Valuation allowances will be established when necessary to reduce deferred tax assets to the amount expected to be realized.

Earnings per Share:

Earnings per share (basic) is calculated by dividing the net income
(loss) by the weighted average number of common shares outstanding for the period covered.

The inclusion of the Company's warrants, which are considered common stock equivalents as of December 31, 2010, in the earnings (loss) per share computation has not been included because the results would be anti-dilutive under the treasury stock method, as the Company incurred a net loss in the periods presented.

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 1 - NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES
(continued)

Comprehensive Income (Loss):

ASC 220 "Comprehensive Income" (formerly SFAS No. 130, "Reporting
Comprehensive Income" (SFAS No. 130")), establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. For the years ended December 31, 2010 and 2009, the Company had no items of other comprehensive income. Therefore, net loss equals comprehensive loss for the years ended December 31, 2010 and 2009.

Prepaid Expenses:

Prepaid expenses are recognized for services that the Company has paid
in advance.   The value of the services to be rendered are amortized on
a straight line basis each month over the term of the contract service period.

Fixed Assets:

Fixed assets are recorded at historical cost. Equipment is depreciated on a straight-line basis over its estimated useful life (generally 5 to 7 years). Leasehold improvements are amortized over the shorter of the estimated useful life or lease term. Capital Leases are amortized over the life of the lease. Maintenance and repairs are expensed as incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. If impairment is indicated, the carrying value of the asset is reduced to fair value.

Share Based Payments:

The Company accounts for share based payments using a fair value based method whereby compensation cost is measured at the grant date based on the value of the services received and is recognized over the service period. The Company uses the Black-Scholes pricing model to calculate the fair value of options and warrants issued. In calculating this fair value, there are certain assumptions used such as the expected life of the option, risk-free interest rate, dividend yield, volatility and

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 1 - NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES
(continued)

forfeiture rate. The use of a different estimate for any one of these components could have a material impact on the amount of calculated compensation expense.

Recent Accounting Pronouncements:

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow. See Note 10 for a discussion of new accounting pronouncements.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.
Accordingly, actual results could differ from those estimates.

Fair Value of Financial Instruments:

In accordance with the reporting requirements of ASC 820 "Fair Value Measurement and Disclosure" (formerly SFAS No. 157, "Disclosures About Fair Value of Financial Instruments"), the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. As of December 31, 2010 and 2009 the Company did not have any financial instruments other than cash and cash equivalents.


NOTE 2 - PREPAID EXPENSES

The Company has entered into contracts for investor relations and consulting services to assist in the financing and purchasing of construction related entities. All services were prepaid with Company shares and warrants that vested immediately. The value of the services to be rendered are amortized on a straight line basis each month over the terms of the contract service periods. The services remaining to be provided as of December 31, 2010 are reflected as a prepaid expense.
The gross prepaid expense as of December 31, 2010 is $827,860. The net prepaid expense as of December 31, 2010 is $611,563, reflecting amortization for the year ended December 31, 2010 was $216,297. There were no amounts prepaid as of December 31, 2009.

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 3 - FIXED ASSETS

Fixed assets at December 31, 2010 and 2009 consist of the following:

                                          December 31,   December 31,
                                               2010          2009
                                             -------       -------
Office Equipment and Capital Leases          $14,655       $     -
Furniture                                      3,209             -
                                             -------       -------
  Subtotal                                    17,864             -
Accumulated Depreciation                     (15,714)            -
                                             -------       -------
Total                                        $ 2,150       $     -
                                             =======       =======

Fixed assets are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives which are generally five to seven years.

In August 2008, Iron Eagle entered into a lease agreement for a copier for 39 months which is classified as a capital lease. Depreciation and amortization expense for the years ended December 31, 2010 and 2009 was $684 and $0, respectively.


NOTE 4 - RELATED PARTY TRANSACTIONS

The Company entered into an agreement on November 15, 2009 with Belle Haven Partners, LLC ("Belle Haven") to assist Iron Eagle Nevada with business development planning, raising additional capital, and accessing the public markets. One of Belle Haven's principals is also on Iron Eagle's management team, and the entities have common ownership. Iron Eagle Nevada agreed to pay Belle Haven $20,000 per month starting September 1, 2009, as well as to reimburse them for all out-of-pocket expenses. The Company also leases its New York, New York facility under a rental agreement that has a one-year lease starting September 1, 2010
for $2,100 a month with Belle Haven.   As of December 31, 2010 and 2009,
the Company had accrued $453,000 and $213,000, respectively in amounts due to Belle Haven.

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

On December 31, 2009, the Company entered in two note agreements with the Jason Shapiro, the Company's current Chief Executive Officer, for a total of $15,000. These notes, which bear a 10% interest rate, were originally due on June 30, 2010, and have been extended until June 30, 2011. The Company also owes its current Chief Executive Officer $271,259 as of December 31, 2010 and $2,000 as of December 31, 2009 for operating expenses, which, in general include professional fees for audit, legal and investor relations.


NOTE 5 - ACCRUED COMPENSATION

The Company has entered into employment agreements with the Company's management team, as outlined in Note 9. As of December 31, 2010, no cash compensation has been paid, and the Company has accrued amounts pursuant to these agreements.


NOTE 6 - LINE OF CREDIT

The Company has a $50,000 line of credit with a major U.S. financial institution. The current balance is $50,000 plus accrued interest of $469 and carries an interest rate of 6.25%.


NOTE 7 - EQUITY

In December 2009, Iron Eagle Nevada (pre-merger) issued 1,000 shares pursuant to the "Founder's Agreement" dated December 1, 2009. Three of the founders contributed intellectual capital in exchange for 81.639% of the shares. As no specific intangible assets were identified, the sales were valued at par. 18.36% of the shares were issued in change for 200,000 shares of The Saint James Company. The fair value of the shares obtained, based upon level 3 fair value inputs was $0. The shares are restricted as to their transferability.

The Company entered into a share exchange agreement to acquire 100% of the outstanding common stock of Iron Eagle Group, (a Nevada corporation) ("Iron Eagle Nevada"). On August 18, 2010, Iron Eagle issued 9,337,296 shares of common stock in exchange for a 100% equity interest in Iron Eagle Nevada. As a result of the share exchange, Iron Eagle Nevada became the wholly owned subsidiary of Iron Eagle. As a result, the shareholders of Iron Eagle Nevada owned a majority of the voting stock of Iron Eagle. The transaction was regarded as a reverse merger whereby Iron Eagle Nevada was considered to be the accounting acquirer as its shareholders retained control of Iron Eagle after the exchange, although Iron Eagle is the legal parent company. The share exchange was treated as a recapitalization of Iron Eagle. As such, Iron Eagle Nevada (and its historical financial statements) is the continuing entity for financial reporting purposes. The financial statements have been

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 7 - EQUITY (Continued)


prepared as if Iron Eagle had always been the reporting company and then on the share exchange date, reorganized its capital stock. At the time of the exchange transaction, Iron Eagle had assets of approximately $830,065 and equity of approximately $49,967 and Iron Eagle Nevada had assets of approximately $10,000 with a deficit of approximately $382,707.

In March, 2010, the Company re-domiciled from Wyoming to Delaware. Also at this time, the par value of its preferred shares was changed from $.01 to $.00001. It also changed its total authorized preferred shares from 2,000,000 to 20,000,000. No preferred shares are issued or outstanding as of December 31, 2010 and 2009, respectively.

Stock Issued for Services:

On May 1, 2010, the Company entered into a one year consulting agreement with an individual for investor relations services. In satisfaction of the agreement, the Company issued 200,000 shares of the Company's common stock at a per share price of $1.20. The portion of services that have not been utilized are recorded as a prepaid expense as of December 31, 2010.

On May 4, 2010, the Company entered into a consulting agreement with a website development firm. In satisfaction for the agreement, the Company issued 5,000 shares of the Company's common stock at a per share price of $1.20.

On May 4, 2010, the Board appointed Gary Giulietti as a Director and granted him 41,667 shares of the Company's common stock at a per share price of $1.20, which vested immediately.

On May 4, 2010, the Company entered into a one year consulting agreement with an investor relations firm. In satisfaction for the agreement, the Company issued 108,750 shares of the Company's common stock at a per share price of $1.20 and a 5 year warrant to purchase up to 108,750 shares with an exercise price of $1.32 per share. The shares issued vested immediately. The fair value of the warrant was $124,703. The Company has received three months of services under this agreement, and the remaining services are currently on hold pending the Company's decision to resume services. The portion of services that have not been utilized are recorded as a prepaid expense as of December 31, 2010.

On June 5, 2010, the Company entered into a three year consulting agreement with an individual to help the Company obtain financing and related services. The value of the services to be received is $400,000 a year. In satisfaction for the agreement, the Company issued 1,000,000

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 7- EQUITY (Continued)

shares of the Company's common stock, resulting in a per share price of $.40. The portion of services that have not been utilized are recorded as a prepaid expense as of December 31, 2010.

On July 16, 2010 the Board appointed Joseph Antonini as a Director and granted him 38,462 shares of stock, valued at $1.30 a share, which vested immediately.

On August 31, 2010 the Company entered into a non-exclusive agreement with Aegis Capital Corp., an investment bank, to act as their underwriter with respect to a forthcoming public offering. In connection with this agreement the company issued 28,572 shares of stock, valued at $1.05 a share, which vested immediately.

Other than the plans mentioned under Subsequent Events (Note 13) and the compensation plans of Michael Bovalino and Eric Hoffman, there are no
other stock option or other equity based compensation plans.   As of
December 31, 2010, the Company has accrued $42,155 in shares to be issued to Mr. Bovalino and Mr. Hoffman pursuant to these compensation agreements.

Warrants:

As described above, on May 4, 2010, the Company entered into a one year consulting agreement with an investor relations firm. In satisfaction of the agreement, the Company issued 108,750 shares of the Company's common stock at a per share price of $1.20 and a 5 year warrant to purchase up to 108,750 shares with an exercise price of $1.32 per share. The fair value of the warrant was $124,703. The fair value of the warrant was determined using the Black Scholes option pricing model with the following assumptions:

  Risk free interest rate                            2.57%
  Volatility                                          333%
  Dividend                                              0
  Weighted average expected life                  5 years

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 7- EQUITY (Continued)

The following schedule summarizes the Company's warrant activity since inception through December 31, 2010:

                                      Weighted   Weighted
                                      Average     Average   Aggregate
                                      Exercise   Remaining  Intrinsic
                           Warrants    Price       Term       Value
                           -------     ------    --------    -------
Outstanding at
  November 9, 2009               0     $    0      $    0     $    0
Warrants granted
  during 2010              108,750       1.32        4.02          0
Warrants exercised               0          0           0          0
Warrants expired                 0          0           0          0
                           -------     ------      ------     ------
Outstanding at
  December 31, 2010        108,750     $ 1.32      $ 4.02     $    0
                           =======     ======      ======     ======

NOTE 8 - INCOME TAXES

The Company has adopted ASC 740-10 "Income Taxes" (formerly SFAS No. 109, "Accounting for Income Taxes"), which requires the use of the liability method in computation of income tax expense and the current and deferred income tax payable (deferred tax liability) or benefit (deferred tax asset). Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The cumulative tax effect at the expected tax rate of 25% of significant items comprising the Company's net deferred tax amounts as of December 31, 2010 and 2009, respectively are as follows:

Deferred Tax Asset Related to:

                                          December 31,    December 31,
                                              2010            2009
                                           ---------        ---------
Prior Year                                 $ (67,743)       $       0
  Tax Benefit for Current Year               236,280           67,743
Total Deferred                               304,023           67,743
                                           ---------        ---------
  Less: Valuation Allowance                 (304,023)         (67,743)
                                           ---------        ---------
    Net Deferred Tax Asset                 $       0        $       0

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

Note 8 - INCOME TAXES (continued)

The net deferred tax asset generated by the loss carryforward has been fully reserved. The cumulative net operating loss carry-forward is approximately $1,216,092 at December 31, 2010, and will expire in the years 2029 and 2030.

The realization of deferred tax benefits is contingent upon future earnings and has been fully reserved at December 31, 2010 and 2009, respectively.


NOTE 9 - COMMITMENTS AND CONTINGENCIES

Employment Agreements:

On November 5, 2009, the Company entered into a three-year employment agreement with Jason Shapiro, the Company's current Chief Financial Officer, Acting Chief Executive Officer and Director on the Company's
Board.   The agreement provides a salary of $200,000 per year and
reasonable and customary terms related to vacation, holidays and travel. The agreement provides for a cash bonus of up to 200% of his base salary based upon reaching certain objectives of the Company and at the sole discretion of the board. The agreement may be terminated by the Company or employee with three months advance written notice. This employment agreement was amended with the amendment becoming effective January 1, 2011.

On May 4, 2010, the Company hired Eric J. Hoffman as the Chief Financial Officer and entered into a 24 month employment agreement. The employment agreement provided for an annual base salary of $225,000, payable as $125,000 in cash and $100,000 in stock awards. The agreement also provides for an annual incentive of 100% of his base salary payable in a ratio consistent with his base salary. On September 13, 2010, the Company amended the employment agreement with Mr. Hoffman. The amendments changed the allocation between cash and stock payments for base and bonus compensation, but had no impact on total compensation. Mr. Hoffman's cash based salary increased to $165,000 and stock based salary decreased to $60,000. The allocation of the annual incentive payment between cash and stock changed to $125,000 and $100,000, respectively. On November 23, 2010, the Company accepted Mr. Hoffman's resignation. The Company has accrued all compensation due to Mr. Hoffman. As of December 31, 2010, no cash payments have been made and no stock has been issued.

On April 20, 2010, the Company hired Michael J. Bovalino as the Chief Executive Officer and entered into a 30 month employment agreement.
The employment agreement provides for an annual base salary of $300,000, payable as $175,000 in cash and $125,000 in stock awards. The agreement also provides for an annual incentive of 100% of his base salary. Upon termination by the registrant for cause or employee's voluntary

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 9 - COMMITMENTS AND CONTINGENCIES (Continued)

termination without good reason, Employee will receive a) three months of base salary if such termination occurred within one year of the signing of his employment agreement or b) nine months of base salary if such termination occurred over one year from the signing of his employment agreement. On September 13, 2010, the Company amended the employment agreement with Mr. Bovalino.

The amendment changed the allocation between cash and stock payments for base and bonus compensation, but had no impact on total compensation. Mr. Bovalino's cash based salary increased to $215,000 and stock based salary decreased to $85,000. The allocation of the annual incentive payment between cash and stock changed to $175,000 and $125,000,
respectively.   On November 23, 2010, the Company accepted Mr.
Bovalino's resignation. The Company has accrued all compensation due to Mr. Bovalino. As of December 31, 2010, no cash payments have been made and no stock has been issued.

Belle Haven Agreement:

The Company entered into an agreement on November 15, 2009 with Belle Haven Partners, LLC ("Belle Haven") to assist Iron Eagle Nevada with business development planning, raising additional capital, and accessing the public markets. One of Belle Haven's employees is also on Iron Eagle's management team, and the entities have common ownership. Iron Eagle Nevada agreed to pay Belle Haven $20,000 per month starting September 1, 2009, as well as to reimburse them for all out-of-pocket expenses.

Facilities Leases:

The Company leases office space and equipment under noncancelable operating leases with terms of three years. The Company occupies its Englewood, Colorado facility under a rental agreement that has a lease term that was to expire in December 2008. On October 1, 2008, the Company entered into an agreement to extend the lease for an additional 36 months ending December 2011 at a rate of $2,885 a month. The Company also leases its New York, New York facility under a rental agreement that has a one year lease starting September 1, 2010 for $2,100 a month with Belle Haven Capital, LLC, a company of which Jason Shapiro (CEO), is a principal. The following is a schedule of future minimum rentals under the leases for the years ending December 31:

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 9 - COMMITMENTS AND CONTINGENCIES (Continued)

    Year                                         Amount
    ----                                        -------
    2011                                        $50,878
    2012                                              0
    2013                                              0
    2014 and beyond                                   0
                                                -------
    Total                                       $50,878
                                                =======

At times, the Company has subleased space in its Colorado facility to two tenants. Sublease income for the years ended December 31, 2010 and 2009 was $0, and $2,000, respectively. All sublease income is treated as a reduction in rent expense.

Loss Contingencies:

Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management and its legal counsel assess such contingent liabilities, and as such, assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's combined financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 10 - RECENT ACCOUNTING PRONOUNCEMENTS

Recently Adopted Accounting Guidance:

On January 1, 2010, the Company adopted Accounting Standard Update ("ASU") 2009-16, "Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets." This ASU is intended to improve the information provided in financial statements concerning transfers of financial assets, including the effects of transfers on financial position, financial performance and cash flows, and any continuing involvement of the transferor with the transferred financial assets. The Company does not have a program to transfer financial assets; therefore, this ASU had no impact on the Company's consolidated financial statements.

On January 1, 2010, the Company adopted ASU 2009-17, "Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities," which amended the consolidation guidance applicable to variable interest entities and required additional disclosures concerning an enterprise's continuing involvement
with variable interest entities.   The Company does not have variable
interest entities; therefore, this ASU had no impact on the Company's consolidated financial statements.

On January 1, 2010, the Company adopted ASU 2010-06, "Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements," which added disclosure requirements about transfers in and out of Levels 1 and 2 and separate disclosures about activity relating to Level 3 measurements and clarifies existing disclosure requirements related to the level of disaggregation and input
and valuation techniques.   The adoption of this guidance did not have a
material impact on the Company's consolidated financial statements or the related disclosures.

Accounting Guidance Issued But Not Adopted as of December 31, 2010:

In October 2009, the FASB issued ASU 2009-13, "Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements - a consensus of the FASB Emerging Issues Task Force," which amends the criteria for when to evaluate individual delivered items in a multiple deliverable arrangement and how to allocate consideration received. This ASU is effective for fiscal years beginning on or after June 15, 2010, which is
January 1, 2011 for the Company.   The Company is currently evaluating
the impact of adopting the guidance.

Management has reviewed these new standards and believes they had or will have no material impact on the financial statements of the Company.

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 11 - FINANCIAL CONDITION AND GOING CONCERN

The Company has an accumulated deficit through December 31, 2010 totaling $1,216,092 and recurring losses and negative cash flows from operations. Because of these conditions, the Company will require additional working capital to develop its business operations.

The Company's success will depend on its ability to raise money through
debt and the sale of stock to meet its cash flow requirements.   The
ability to execute its strategic plan is contingent upon raising the necessary cash to 1) pursue and close acquisitions; 2) sustain limited
operations; and, 3) meet current obligations.   The current economy has
severely hampered the Company's ability to raise funds to close on identified acquisitions. The construction market continues to remain weak. The Company is uncertain what potential acquisitions will be available to us in the near future, or whether, if they are available, if they will be able to raise funds necessary to take advantage of these opportunities. Management believes that the efforts it has made to promote its business will continue for the foreseeable future. These conditions raise substantial doubt about Iron Eagle Group, Inc.'s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should Iron Eagle Group, Inc. be unable to continue as a going concern.


NOTE 12 - FAIR VALUE OF FINANCIAL INSTRUMENTS AND LIABILITIES

The Company has adopted fair value guidance and utilized the market approach to measure fair value of financial assets. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3:  Unobservable inputs are used when little or no market
Data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible.

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 12 - FAIR VALUE OF FINANCIAL INSTRUMENTS AND LIABILITIES
(continued)

As of December 31, 2010, the Company's financial assets and liabilities are measured at fair value using Level 3 inputs, with the exception of cash, which was valued using Level 1 inputs. There were no financial assets or liabilities as of December 31, 2009.

                                     Fair Value Measurement at
                                     December 31, 2010 Using:
                                 ------------------------------------
                                      Quoted
                                      Prices In
                                      Active
                                      Markets   Significant
                                      For       Other      Significant
                                      Identical Observable Unobservable
                             December Assets    Inputs     Inputs
                            (31, 2010)(Level 1)(Level 2)   (Level 3)
                             -------  ------   -------      -------
Assets:
Cash and Cash Equivalents    $   976   $976     $  -        $     -
                             -------   ----     ----        -------
                                 976    976        -              -
                             -------   ----     ----        -------
Liabilities:
  Capital Lease                2,344      -        -          2,344
  Line of Credit              50,000      -        -         50,000
                             -------   ----     ----        -------
                             $52,344   $  -     $  -        $52,344
                             =======   ====     ====        =======

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 12 - FAIR VALUE OF FINANCIAL INSTRUMENTS AND LIABILITIES (Continued)


                                     Fair Value Measurement at
                                     December 31, 2009 Using:
                                 ------------------------------------
                                      Quoted
                                      Prices In
                                      Active
                                      Markets   Significant
                                      For       Other      Significant
                                      Identical Observable Unobservable
                             December Assets    Inputs     Inputs
                            (31, 2009)(Level 1)(Level 2)   (Level 3)
                             -------  ------   -------      -------
Assets:
Cash and Cash Equivalents    $     -   $  -     $  -        $     -
                             -------   ----     ----        -------
                                   -      -        -              -
                             -------   ----     ----        -------

Liabilities:
  Capital Lease                    -      -        -              -
  Line of Credit                   -      -        -              -
                             -------   ----     ----        -------
                             $     -   $  -     $  -        $     -
                             =======   ====     ====        =======

NOTE 13 - SUBSEQUENT EVENTS

In May 2009, the FASB issued ASC 855-10, "Subsequent Events", (formerly SFAS No. 165, "Subsequent Events," which establishes general standards for accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. The pronouncement requires the disclosure through the date on which an entity has evaluated subsequent events and the basis for that date, whether that date represents the date the financial statements were issued or were available to be issued.

In February 2010, the FASB issued Accounting Standards Update 2010-09, "Amendments to Certain Recognition and Disclosure Requirements", which amended ASC 855 and which requires issuers of financial statements to evaluate subsequent events through the date on which the financial statements are issued. FASB 2010-09 defines the term "SEC Filer" and eliminates the requirement that an SEC filer disclose the date through which subsequent events have been evaluated.

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 13 - SUBSEQUENT EVENTS (Continued)

This change was made to alleviate potential conflicts between ASC 855-10 and the reporting requirements of the SEC. FASB 2010-09 is effective immediately, but is not expected to have a material effect on the Company's financial statements.

In conjunction with the preparation of these financial statements, an evaluation of subsequent events was performed and the following items were noted:

Acquisition:

On January 21, 2011, Iron Eagle Group, Inc. acquired all of the members' interests in Sycamore Enterprises, LLC, through Bruce A. Bookbinder's membership interests (100%). Sycamore Enterprises, LLC is 100% holder of all of the membership interests of Delta Mechanical Contractors, LLC, a mechanical contractor ("Delta").

Delta is a regional subcontractor providing commercial and industrial installation of plumbing, heating, ventilation and air conditioning and fire protection services in the regions of Rhode Island, Southeastern Massachusetts and Eastern Connecticut.

The aggregate purchase price to be paid by Buyer for the purchased membership interests consists of (i) a $9,000,000 buyer note (secured by Delta) and (ii) future contingency payment(s), based on the Company's results for the years ended December 31, 2011, 2012, 2013 and 2014, not to exceed $250,000 per year or $1,000,000 in aggregate, and (iii) a four year employment contract with the President and Chief Financial Officer of Delta.

The Company has agreed to secure its obligations to Mr. Bookbinder by pledging to Mr. Bookbinder and granting to Mr. Bookbinder a 100% security interest in the membership interest in Sycamore Enterprises, LLC together with the other Collateral until the buyer note is repaid.

The Company filed a Form 8-K on February 4, 2011 with details of the acquisition. The Company will consolidate Delta and the combined results will be reflected in the Company's March 31, 2011 Form 10-Q.

The following proforma information reflects the acquisition of Delta by Iron Eagle. The Unaudited Proforma Consolidated Balance Sheet as of December 31, 2010 and Unaudited Proforma Consolidated Income Statement for the year ended December 31, 2010 have been prepared to reflect the acquisition and the adjustments described in the accompanying notes. The historical financial statements for Iron Eagle are presented from audited financial statements as of and for the year ended December 31,
2010.    The historical unaudited financial statements for Delta are

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

ITEM 13 - SUBSEQUENT EVENTS (Continued)

prepared as of and for the year ended December 31, 2010. The Unaudited Proforma Consolidated Balance Sheet is prepared as of the acquisition occurred on December 31, 2010.

The Unaudited Proforma Consolidated Income Statement was prepared
assuming the acquisition occurred on January 1, 2010.   The proforma
financial information is unaudited and not necessarily indicative of the actual financial position of the Company as of December 31, 2010 or what the actual results would have been assuming the acquisition had been consummated at the beginning of the periods presented, nor does it purport to represent the future financial position and results of operations for future periods.

                        IRON EAGLE GROUP, INC. FINANCIALS
                 Pro Forma Consolidated Balance Sheet
                          December 31, 2010
                              (Unaudited)

                                             December 31, 2010
                                      ---------------------------
                                                Delta
                            Iron Eagle(a)  Mechanical(b) Adjustments(c) Pro Forma
                             -------------   ------------- -------------- ---------
							   (Unaudited)
ASSETS
Current Assets
  Cash                          $      976     $ 2,168,186 $        -   $ 2,169,162
  Contracts Receivable, Net              -      15,571,073          -    15,571,073
  Costs and Estimated
    Earnings in Excess
    of Billings                          -         701,615          -       701,615
  Deposits                               -         133,950          -       133,950
  Other Prepaid Assets             611,563         330,379          -       941,942
  Other Assets                       6,000               -          -         6,000
                                ----------     ----------- ----------   -----------
Total Current Assets            $  618,539     $18,905,203          -   $19,523,742

Fixed Assets, Net of
  Accumulated Depreciation      $    2,150     $   303,067          -   $   305,217
Goodwill                                 -               -  4,615,841     4,615,841
Non-Compete                              -               -    300,000       300,000
                                ----------     ----------- ----------   -----------
TOTAL ASSETS                    $  620,689     $19,208,270 $4,915,841   $24,744,800
                                ==========     =========== ---=======   ===========



                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

ITEM 13 - SUBSEQUENT EVENTS (Continued)

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts Payable -
    Related Parties             $  479,439             $ 0          -      $479,439
  Accounts Payable                  78,409      10,051,160          -    10,129,569
  Advances From Officer            289,758               -          -       289,758
  Other Accrued Liabilities        795,936         233,708          -     1,029,644
  Note Payable - Related Party      18,773         750,000          -       768,773
  Billings in Excess of Costs
    and Estimated Earnings               -       2,646,431          -     2,646,431
  Current Maturities -
    Note Payable                         -           3,460          -         3,460
  Accrued Distribution -
    Taxes                                -         621,478          -       621,478
  Capital Lease                      2,344               -          -         2,344
  Seller's Note                          -               -  9,000,000     9,000,000
  Shares to be Issued               42,155               -          -        42,155
  Line of Credit                    50,000               -          -        50,000
                                ----------     ----------- ----------   -----------
Total Current Liabilities       $1,756,814     $14,306,237 $9,000,000   $25,063,051
                                ----------     ----------- ----------   -----------
Note Payable - Long Term,
  Less Current                           -           4,553          -         4,553
Earn-out                                 -               -    813,321       813,321
                                ----------     ----------- ----------   -----------
TOTAL LIABILITIES               $1,756,814     $14,310,790 $9,813,321   $25,880,925

Stockholders' Equity
  Preferred Stock (0 and 0
    shares issued and outstanding)       -               -          -             -
  Common Stock (11,571,706 and
    1,000 shares issued and
    outstanding)                       116               -          -           116
  Additional Paid in Capital        79,851               -          -        79,851
  Accumulated Deficit           (1,216,092)      4,897,480 (4,897,480)   (1,216,092)
                                ----------     ----------- ----------   -----------
Total Stockholders' Equity      (1,136,125)      4,897,480 (4,897,480)   (1,136,125)
                                ----------     ----------- ----------   -----------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY          $  620,689     $19,208,270  4,915,841   $24,744,800
                                ==========     =========== ==========   ===========
Consideration:
Seller's Note                                    9,000,000
Earnout - over 4 years                             813,321 Present Value of
                                               -----------  Earnout
Total Purchase Price                           $ 9,813,321




Allocation of Purchase Price
----------------------------
Equity of Delta Mechanical Contractors         $ 4,897,480
Non-compete                                        300,000
Customer Contracts                                       -
Goodwill                                         4,615,841
                                               -----------
Total Allocation                               $ 9,813,321

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 13 - SUBSEQUENT EVENTS (Continued)

(a) Scheduled from Iron Eagle's audited consolidated balance sheet as of December 31, 2010

(b) Scheduled from Delta's unaudited balance sheet as of December 31,
2010

(c) Adjustments made to allocate the purchase price of Delta.   With the
acquisition of Delta, the Company received $18,905,203 in current assets and $303,067 of fixed assets, which were depreciated and approximated
fair value.    The Company assumed current liabilities of $14,306,237
and a $4,553 long term note payable.    The former Delta members have a
four year earn-out that has been recorded at the net present value of
the future cash flows.     Specifically identified intangibles include
$300,000 for non-compete agreements with the former owner and goodwill of $4,802,520.

                       IRON EAGLE GROUP, INC. FINANCIALS
             Pro Forma Consolidated Income Statement
              For the Year Ended December 31, 2010

                               Year Ended December 31, 2010
                               ----------------------------
                                     Delta
                    Iron Eagle(a) Mechanical(b) Adjustments Pro Forma
                         ---------  ----------- ---------  -----------

REVENUES                 $       -   $47,274,347 $      -  $47,274,347

COST OF SALES                    -    41,848,069        -   41,848,069
                         ---------   ----------  --------  -----------

GROSS PROFIT                     -    5,426,278              5,426,278

OPERATING EXPENSES
  Shares Issued for
    Services                30,000            -         -       30,000
  Operating Expenses       118,419    1,247,499         -    1,365,918
  Compensation Expense     506,319    1,541,703         -    2,048,022
  Professional Fees        129,117      681,666         -      810,783
  Professional Fees to
    Related Parties        158,400            -         -      158,400
                         ---------   ----------  --------  -----------
TOTAL OPERATING EXPENSES   942,255    3,470,868         -    4,413,123
                         ---------   ----------  --------  -----------
NET OPERATING
  INCOME (LOSS)           (942,255)   1,955,410         -    1,013,155

OTHER INCOME (EXPENSE)      (2,865)     (85,771)        -      (88,636)
                         ---------   ----------  --------  -----------
NET INCOME (LOSS) BEFORE
  INCOME TAXES            (945,120)   1,869,639         -      924,519
  Provision for Income
    Taxes (Expense)
    Benefit                      -            -         -            -
                         ---------   ----------  --------  -----------
NET INCOME (LOSS)        $(945,120)  $1,869,639  $      -  $   924,519
                         =========   ==========  ========  ===========

EARNINGS PER SHARE
Earnings per Share,
  basic and diluted      $   (0.22)                        $      0.22
                         =========                         ===========
Weighted Average Shares
  Outstanding,
  basic and diluted      4,277,132                           4,277,132
                         =========                         ===========

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 13 - SUBSEQUENT EVENTS (Continued)

(a) Scheduled from Iron Eagle's audited consolidated income statement for the year ended December 31, 2010

(b) Scheduled from Delta's unaudited income statement for the year December 31, 2010

Shares Issued for Services:

On January 21, 2011, the board of directors ratified its media relations agreement dated December 7, 2010 between the registrant and Market Update Network Corp. ("MUNC") Pursuant to the agreement, the Company granted MUNC 15,759 common shares valued at $0.95 per common share.

On February 4, 2011, the registrant executed a consulting agreement with IPX Capital, LLC ("IPX"). Pursuant to the agreement, the Company granted IPX 125,000 common shares valued at $0.80 per common share, which vested
immediately.    A success fee of $100,000 in cash will be due upon
raising up to $40,000,000, plus an additional 1% of any capital raised
in excess of $40,000,000.   An additional 125,000 shares will be earned
and vest upon the completion of raising the necessary capital to find the Company's first acquisition.

On March 1, 2011, the Company entered into an investor relations consulting agreement with Alliance Advisors, LLC. Pursuant to the 15 month agreement, the Company will issue 120,000 restricted shares over the term of the agreement, including 40,000 to be issued within the first 30 days of the agreement. In March 2011, the Company issued 40,000 shares of common stock, valued at $1.01 a share, which vested immediately. The agreement also provides for cash fees beginning on the
fourth month of service.    The fees range from $5,000 a month to $8,500
a month, with the escalations occurring upon closing of a financing transaction of $10 million or more and upon a successful listing on the American Stock Exchange of NASDAQ.

On March 1, 2011, the Company entered into a 12 month consulting agreement with Hayden IR to provide corporate investor and public relations services. Pursuant to the agreement, the Company will issue
75,000 shares of common stock within 30 days of engagement.   In March
2011, the Company issued the 75,000 shares, valued at $1.01 a share,
which vested immediately.   The agreement provides for no monthly cash
fee for the first six months of service. In months seven through twelve, assuming a funding event of $10 million or more occurs, the fees will be $7,000 per month. If the Company does not raise enough money to pay the fee, an additional 75,000 shares of restricted common stock will be issued to Hayden IR within 30 days following the sixth month of engagement.

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 13 - SUBSEQUENT EVENTS (Continued)

On March 1, 2011, the Company entered into a consulting agreement with RJ Falkner & Company, Inc. ("Falkner") to prepare and distribute "Research Profile" reports to over 9,500 investment professionals on a recurring basis, follow-up with investment professionals and investors on a continuing basis, and respond to inquiries from brokers, money managers and investors. The Company will pay Falkner a monthly retainer fee of $5,000 payable in restricted shares of common stock, payable each month in advance, calculated on the average closing price of the Company's stock during the prior 20 market trading days, which was 7,693 shares at $1.30 a share for the first two months of service. In addition, the Company issued Falkner a three-year option to purchase 85,000 shares of the Company's common stock, at an exercise price that is equivalent to the last trade price of the Company's common stock on the date prior to the start date of the consulting agreement, which was $1.01 a share.

On March 1, 2011, the Company entered into a media production and placement services agreement with NewsUSA ("NUSA") to provide national media exposure for the Company. NUSA will provide the Company with $500,000 of media credit to be used in the placement of print and radio features obtained by NUSA on behalf of the Company. Pursuant to the agreement, the Company was to issue $125,000 of restricted common shares valued at the 30 day weighted average price as of the effective day of the agreement. In March 2011, pursuant to this agreement, the Company issued 96,154 shares of stock, valued at $1.30 a share, which vested immediately. For every release after the first media release, for each $25,000 of media credit utilized, the Company shall debit the guaranteed media credit by $22,500 and pay the remaining $2,500 in cash.

Debt Issuance

On March 8, 2011, the Company entered into a note agreement with Alliance Advisors for $7,500 as consideration for receipt of cash by the Company. This note has an interest rate of 12% and is due upon the earlier of June 8, 2011 or the registrant receiving at least $100,000 of funding.

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 13 - SUBSEQUENT EVENTS (Continued)

On March 8, 2011, the Company entered into note agreements with 2 related parties (the Company's Chairman of the Board and the Company's Executive Vice President) for receipt of $60,000 cash for working capital purposes. These notes have similar terms and bear an interest rate of 10% and are due in full upon the earlier of the registrant receiving at least $75,000 of funding or 90 days of issuance with renewable 30 day periods, at the holder's sole discretion.

On March 17, 2011, the Company converted $250,000 of the "Advances from Officer" from the Company's CEO into a note agreement. The note bears an interest rate of 10% and is due December 15, 2011. Should the note not be repaid in it's entirely by December 15, 2011, it will be considered to be in default and the interest rate shall increase to 15%.

Purchase of Marketable Securities:

On March 15, 2011, the Company purchased 250,000 common shares of the registrant from Galileo Partners, LLC for $100. Galileo Partners is an investment firm where Steven Antebi, a non-affiliate, is the president and chief executive officer.

Compensation Agreements:

Effective as of January 1, 2011, the Board ratified compensation agreements for Joseph LoCurto, Jed Sabio, and Jason Shapiro.

No other reportable subsequent events were noted.

       Up to 14,285,714 Common Shares at $1.05 per Common Share

                              Prospectus

                         Iron Eagle Group, Inc.

                           April 25, 2011

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The registrant shall pay the expenses.

SEC Registration Fee                             $  1,741.50
Printing and Engraving Expenses                     1,500.00
Legal Fees and Expenses                            25,000.00
Accounting Fees and Expenses                       20,000.00
Miscellaneous                                       5,000.00
                                                 -----------
TOTAL                                           $  53,241.50

Item 14. Indemnification of Directors and Officers

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

During the year ended December 31, 2010, the registrant issued common stock as follows:

On January 8, 2010, 9,337,296 common shares were issued to the former shareholders of Iron Eagle Group, Inc., a Nevada Corporation in connection with a business combination. These shares were held in escrow until August 18, 2010. In exchange, the Iron Eagle Nevada shareholders surrendered all of their issued and outstanding Iron Eagle Nevada one-class common stock.

On May 1, 2010, the registrant entered into a services agreement with Gary Smolen for investor relations services. In satisfaction for the agreement, the registrant agreed to issue 200,000 shares of the registrant's common stock at a share price of $1.20.

On May 4, 2010, the registrant entered into a services agreement with a non-affiliated website development firm. In satisfaction for the agreement, the registrant agreed to issue 5,000 shares of the registrant's common stock at a share price of $1.20.

On May 1, 2010, the registrant entered into a services agreement with Gary Smolen for investor relations services. In satisfaction for the agreement, the registrant agreed to issue 200,000 shares of the registrant's common stock at a share price of $1.20.

On May 4, 2010, the registrant entered into a director's agreement with Gary Giulietti to become a member of the registrant's board. In connection with the agreement, the registrant issued 41,667 shares of the registrant's common stock at a share price of $1.20.

On May 4, 2010, the registrant entered into a one year consulting agreement with CCG, an investor relations firm. In satisfaction for the agreement, the registrant issued 108,750 shares of the registrant's common stock at a per share price of $1.20 and a 5 year warrant to purchase up to 108,750 shares with an exercise price of $1.32 per share. The shares issued vested immediately. The fair value of the warrant was $126,107. The registrant has received three months of services under this agreement, and the remaining services are currently on hold pending the registrant's decision to resume services. The portion of services that have not been utilized are recorded as a prepaid expense as of December 31, 2010.

On June 5, 2010, the registrant entered into a three year consulting agreement with Steven Antebi to help the registrant obtain financing and related services. The value of the services to be received is $400,000. In satisfaction for the agreement, the registrant issued 1,000,000 shares of the registrant's common stock, resulting in a per share price of $.40. The portion of services that have not been utilized are recorded as a prepaid expense as of December 31, 2010.

On July 16, 2010, the board of directors appointed Joseph Antonini as a director and granted him 38,462 shares of stock, valued at $1.30 a share, which vested immediately.

On August 31, 2010, the registrant entered into a non-exclusive agreement with Aegis Capital Corp., an investment bank, to act as their underwriter with respect to a forthcoming public offering. In connection with this agreement the registrant issued 28,572 shares of stock, valued at $1.05 a share, which vested immediately.

All of these issuances were made to sophisticated investors pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

Item 16.  Exhibits and Financial Statement Schedules

INDEX TO EXHIBITS

Exhibit Number and Identification of Exhibit

 (3.1) Articles of Incorporation incorporated by referenced to Form 10SB filed August 7, 1997, File No. 0-22965
 (3.2) Amendment to Articles of Incorporation incorporated by referenced to Form 10SB filed August 7, 1997, File No. 0-22965
 (3.3) Bylaws incorporated by reference to Form 10SB filed August 7,
        1997, File No. 0-22965
 (4.1) Specimen Common Stock Certificate incorporated by reference to
        Form 10SB filed August 7, 1997, File No. 0-22965
 (5)  Opinion of Jody M. Walker, Attorney At Law
(10)  Material Contracts
         Share Exchange between Pinnacle Resources, Inc. and the Shareholders of Iron Eagle Group and Meister Seelig & Fein LLP incorporated by reference to Form 8-K filed on January 11, 2010
         Escrow Agreement between Pinnacle Resources, Inc. and the
           Shareholders of Iron Eagle Group and Meister Seelig & Fein LLP incorporated by reference to Form 8-K filed on January 11, 2010
         Letter of Engagement dated December 22, 2009 between CCG Investor
           Relations Partners LLC incorporated by reference to Form 8-K filed on July 2, 2010
         Antebi Advisory Agreement incorporated by reference to Form 8-K filed on July 2, 2010
         Sycamore Enterprises Pledge and Assignment of Membership Interest
            incorporated by reference to Form 8-K on February 4, 2011.
         Jason M. Shapiro Employment Agreement incorporated by reference to
            Form 8-K on February 4, 2011.
         Joseph Locurto Consulting Agreement incorporated by reference to
            Form 8-K on February 4, 2011.
         Jed Sabio Employment Agreement incorporated by reference to Form 8-K on February 4, 2011.
         Lease Between the registrant and Belle Haven Capital, LLC
            incorporated by reference to Form 8-K on February 4, 2011.
         Media Relations Agreement incorporated by reference to Form 8-K on
            February 4, 2011.
         IPX Consulting Agreement incorporated by reference to Form 8-K filed on March 28, 2011.
         Alliance Advisors Consulting Agreement incorporated by reference to
            Form 8-K filed on March 28, 2011.
         Alliance Note Agreement incorporated by reference to Form 8-K filed on March 28, 2011.
         Hayden IR Consulting Agreement incorporated by reference to Form 8-K filed on March 28, 2011.
         RJ Falkner Consulting Agreement incorporated by reference to Form
            8-K filed on March 28, 2011.
         NewUSA Agreement incorporated by reference to Form 8-K filed on
            March 28, 2011.
         Locurto Note Agreement incorporated by reference to Form 8-K filed on March 28, 2011.
         Sabio Note Agreement incorporated by reference to Form 8-K filed on March 28, 2011.

         Shapiro Note Agreement incorporated by reference to Form 8-K filed on March 28, 2011.
 (11) Statement of Computation of Per Share Earnings
          This Computation appears in the Financial Statements.
(21) Subsidiaries of the registrant
(23)(i)  Consent of Certified Public Accountants
(23)(ii) Consent of Jody M. Walker, Attorney
            At Law, included in Exhibit 5

Item 17. Undertakings

(a) The undersigned registrant undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
       i. To include any prospectus required by Section 10(a) (3) of the Securities Act;
      ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC in accordance with Rule 424(b) of this chapter, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
     iii. Include any additional or changed material on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
       i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (section 230.424 of this chapter);
      ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
     iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and
      iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
      i. If Iron Eagle is relying on Rule 430B (230.430B of this chapter):

A. Each prospectus filed by Iron Eagle pursuant to Rule 424(b) (3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus filed by Iron Eagle pursuant to Rule 424(b) (2), (b)
(5), or (b) (7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a) (1) (i),
(vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

      ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                             SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Iron the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on the 25th day of April, 2011.

 Iron Eagle Group, Inc.

/s/Jason M. Shapiro
------------------------------------
By: Jason M. Shapiro
Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the date indicated.


/s/ Jason M. Shapiro      Chief Executive Officer      April 25, 2011
------------------------  Chief Financial Officer
Jason M. Shapiro          Controller/Director

/s/ Joseph M. LoCurto             Director             April 25, 2011
------------------------
Joseph M. LoCurto


/s/ Gary J. Giulietti             Director             April 25, 2011
------------------------
Gary J. Giulietti


/s/ Joseph E. Antonini            Director             April 25, 2011
------------------------
Joseph E. Antonini